  As filed with the Securities and Exchange Commission on September 10, 1998
                                                      Registration No. 333-_____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------

                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

                       PROFUTURES BULL & BEAR FUND, L.P.
            (Exact name of registrant as specified in its charter)

       Delaware                      6793                      74-2849862
(State of Organization)  (Primary Standard Industrial         (IRS Employer
                          Classification Code Number)     Identification Number)

                              c/o ProFutures, Inc.
                              11612 Bee Cave Road
                                   Suite 100
                              Austin, Texas 78733
                                 (800) 348-3601
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                Gary D. Halbert
                              c/o ProFutures, Inc.
                              11612 Bee Cave Road
                                   Suite 100
                              Austin, Texas 78733
                                 (800) 348-3601
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                --------------

                                  Copies to:
                                William D. Kerr
                               Kathleen H. Pender
                                Sidley & Austin
                            One First National Plaza
                            Chicago, Illinois 60603

                                --------------

       Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

                                --------------

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                --------------

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------
                                                      Proposed         Proposed
                                                       Maximum         Maximum
 Title of each Class of Securities   Amount to be   Offering Price     Aggregate        Amount of
         to be Registered             Registered      per Unit*     Offering Price  Registration Fee
----------------------------------------------------------------------------------------------------
Units of Limited Partnership
Interest..........................   $60,000,000   Net Asset Value    $60,000,000        $20,690
----------------------------------------------------------------------------------------------------

*  Calculated pursuant to Rule 457(c)

                                --------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BY ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

     Preliminary Prospectus dated September 10, 1998 - Subject to Completion



                       PROFUTURES BULL & BEAR FUND, L.P.
                                  $60,000,000
                           Limited Partnership Units

                                   The Fund

          The Fund was organized to engage primarily in the speculative trading of stock index futures contracts. Stock index futures trading offers several features that are not widely available when using traditional securities, such as additional leverage, higher liquidity in active market conditions and the potential to profit from stock market downturns by selling short.

                                  The Advisor

          Hampton Investors, Inc., a professional managed futures advisor, trades the Fund's assets pursuant to its Leverage 3 trading program, which currently trades only the S&P 500 Stock Index futures contract on the Chicago Mercantile Exchange.

                                   The Units

          As of July 31, 1998, Units had increased in Net Asset Value by approximately 19% since the Fund began trading pursuant to a private offering in November 1997. Past performance is not necessarily indicative of future results.

          Units are purchased at a price equal to 101% of the Net Asset Value per Unit on the last day of each month.

                                   The Risks

          These are speculative securities. Before you decide whether to invest, read this entire prospectus carefully and consider The Risks You Face beginning on page 8.

          You could lose all or substantially all of your investment in the Fund.

          The Fund is speculative and leveraged.

          Performance has been volatile and the Net Asset Value per Unit may fluctuate significantly within a single month.

          The use of a single advisor trading only stock index futures contracts reduces diversification and increases risk of loss relative to a fund trading a diversified portfolio of futures contracts.

          Substantial expenses must be offset by trading profits and interest income for the Fund to be profitable.

                              Minimum Investment

          The minimum purchase for first-time investors is $10,000; $5,000 for IRAs, other tax-exempt accounts and current investors.
                             ____________________

   THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS
          OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED
           ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.
                             ____________________

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
     COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED
            UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ____________________

                               PROFUTURES, INC.
                                General Partner
                       PROFUTURES FINANCIAL GROUP, INC.
                                 Selling Agent
                                 ______ , 1998

                     COMMODITY FUTURES TRADING COMMISSION
                           RISK DISCLOSURE STATEMENT

          YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

          FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 20 TO 23 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 6.

          THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 8 TO 13.

          YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                           __________________________


          THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE FUND'S REGISTRATION STATEMENT. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

          THE FUND WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN CHICAGO, NEW YORK OR WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0300 FOR FURTHER INFORMATION.

          THE FUND'S FILINGS WILL BE POSTED AT THE SEC WEBSITE AT
HTTP://WWW.SEC.GOV. THIS PROSPECTUS AND ALL PERIODIC FILINGS WILL ALSO BE POSTED AT THE GENERAL PARTNER'S WEBSITE AT HTTP://WWW.ADVISORLINK.COM.
                           _________________________

                               PROFUTURES, INC.
                                General Partner
                              11612 Bee Cave Road
                                   Suite 100
                              Austin, Texas 78733
                                (800) 348-3601

                               Table of Contents

                                                                   Page
                                                                   ----
      Summary....................................................      3

      The Risks You Face.........................................      8

      Fund Operations............................................     13

      Performance of the Fund....................................     16

      Selected Financial Data....................................     17

      Management's Analysis of Operations........................     18

      Use of Proceeds; Interest Income Arrangements..............     19

      Analysis of Fees and Expenses Paid
         by the Fund.............................................     20

      The Advisor................................................     23

      The General Partner........................................     30

      Brokerage Arrangements.....................................     33

      Net Asset Value............................................     34

      Conflicts of Interest......................................     34

      The Stock Index Futures Markets............................     35

      Summary of the Limited Partnership
        Agreement................................................     39

      Tax Consequences...........................................     39

      Purchases by Employee Benefit Plans........................     42

      General....................................................     44

      Financial Statements.......................................     45


      Exhibit A -- Limited Partnership
                    Agreement....................................  LPA-1
      Exhibit B -- Subscription Agreement and Power of Attorney..    B-1
      Exhibit C -- Request for Redemption........................    C-1


                                    Summary

General

     The Fund offers individual investors a way to participate in the equity markets through stock index futures, specifically the S&P 500 Stock Index (the "Index") futures contract on the Chicago Mercantile Exchange (the "S&P 500 Contract"), under the guidance of an experienced, professional commodity trading advisor. The Index is based on the stock prices of 500 large-capitalization companies. The market value of the 500 companies is equal to about 80% of the value of all stocks listed on the New York Stock Exchange. The trading of the S&P 500 Contract permits investors to trade the Index at various multiples, thus creating, in effect, a highly-leveraged stock portfolio. The S&P 500 Contract may also offer greater liquidity than the underlying stocks in active market conditions and the potential to profit from stock market downturns by selling short.

ProFutures, Inc.

     ProFutures, Inc., the General Partner and commodity pool operator of the Fund, began operations in 1984 and specializes in the management of speculative managed futures funds. The General Partner currently operates three futures funds -- the Fund and two multi-advisor, widely diversified public futures funds -- having an aggregate capitalization as of July 31, 1998 of approximately $95 million.

Hampton Investors, Inc.

General

     Hampton Investors, Inc., the commodity trading advisor for the Fund, has been managing investor accounts and its own capital in the securities markets since 1985 and began trading investor capital in the futures markets in May 1995. The Advisor trades for the Fund pursuant to its Leverage 3 trading program which, since July 1995, has focused on trading only the S&P 500 Contract.

Trading Strategy

     The Advisor's trading system uses several indicators that examine relevant information relating to the S&P 500 Contract. These indicators are broken down into three categories: monetary, market-action based and price-based. The system requires the Advisor to scale up into a position or scale down, depending on how many of its indicators are in a "buy mode." In this manner, the program goes into and out of trades.

     The Advisor's Leverage 3 program attempts to take a position in the S&P 500 Contract in the range of two to three times that of a fully-funded S&P 500 Contract. The value of a fully-funded S&P 500 Contract equals the contract multiplier (currently $250) times the Index level (which fluctuates daily but assume for purposes of this example that the Index level is 1,100). In this example, a fully-funded S&P 500 Contract is worth $275,000 ($250 x 1,100). If you wanted to trade without use of leverage, you could deposit $275,000 in cash and buy one S&P 500 Contract. Your account would then go up and down in line with the Index. When the Advisor's system is in its most bullish position, the Advisor will buy three S&P 500 Contracts for each $275,000 in the Fund. That means that when the Index moves 1%, the value of the Fund should move approximately 3% in the same direction. In other words, the Fund will at such times be three times leveraged.

     The Advisor's system increases and decreases leverage as its signal becomes stronger or weaker. If, in the above example, a certain number of the indicators turns negative, the Advisor would reduce its position so as to be only two times leveraged. If more indicators turn negative, the Advisor would liquidate the entire position and be neutral (100% cash, no S&P 500 Contract position). And if more indicators became negative, the Advisor would "short" the market by selling S&P 500 Contracts, again at three times leverage. In that scenario, the Fund would gain approximately 3% for each 1% the Index falls -- assuming the Advisor remains in the position. In summary, the program has four positions: maximum leverage long (three times leverage long), long (two times leverage long), neutral (100% cash) and maximum leverage short (three times leverage short).

     The Advisor's program provides significant leverage, well above what one can accomplish in a margin account with a stock broker, but well below that of trading futures contracts at an exchange's minimum margin. While the Fund uses considerably less margin than traditional futures trading, investors should be prepared for significant volatility. Leverage amplifies both gains and losses. There has been considerable short-term volatility in the program.

     The Advisor may also trade other futures and commodity contracts, including other stock index futures contracts, on behalf of the Fund. However, the Advisor currently expects to limit its trading to the S&P 500 Contract.

Brokerage Arrangements

     ING (U.S.) Securities, Futures & Options, Inc. currently acts as the Fund's futures clearing broker.

Cash Management

     Horizon Cash Management L.L.C. (the "Cash Manager"), an investment adviser registered with the Securities and Exchange Commission, provides cash management services covering the Fund's non-margin assets, investing in U.S. government securities and/or other high quality, interest-earning obligations.

Major Risks of the Fund

     Investors must be prepared to lose all or substantially all of their investment in the Units. The Fund utilizes substantial leverage, which magnifies the impact of profits and losses.

     The Fund is a speculative investment. It is not possible to predict how the Fund will perform over either the long or short term.

     Investors must not rely on the past performance of either the Fund or the Advisor in deciding whether to purchase Units.

     The use of a single trading advisor trading only one type of contract reduces diversification and increases risk of loss relative to a fund trading a diversified portfolio of futures contracts.

     The Fund is subject to substantial charges. During the first year of an investor's participation in the Fund, the Fund must earn overall trading profits of approximately 2.26% of its average Net Asset Value simply to break even after all fees and expenses.

     Because the Fund's performance is entirely unpredictable, there is no way of telling when would be a good time to invest in the Fund.

     The Net Asset Value per Unit may vary substantially within a single month. Because investors must submit irrevocable subscriptions as well as redemption notices at least 10 days before the purchase or redemption of Units -- and can do so up to approximately a month before --they cannot know the Net Asset Value at which they will acquire or redeem Units. The Fund could incur material losses between the time investors subscribe and the time they receive their Units. In addition, investors cannot control the maximum losses on their Units because they cannot be sure of the redemption value of their Units.

     As limited partners, investors have no voice in the operation of the Fund; they are entirely dependent on the management of the General Partner and the Advisor for the success of their investment.

Fees and Expenses

     The incentive fee payable to the Advisor is calculated on a quarterly basis and could be substantial even in a break-even or losing year. The Fund's other significant expenses are its management fees, brokerage commissions, operating and administrative expenses and cash management fee. Further, investors pay a one-time organizational charge. If the Fund's Net Asset Value increases, the absolute dollar amount of any percentage-of-assets fees will also, but they will have the same effect on the Fund's rate of return.

-------------------------------------------------------------------------------
                               Break-Even Table
-------------------------------------------------------------------------------
                                                               Twelve-month
                                                               Break-Even
Expenses                                                       ($10,100 Initial
--------                                                       Investment)/1/
-------------------------------------------------------------------------------
Organizational and offering/2/
expenses                                                               $ 100.00
-------------------------------------------------------------------------------
Management fee/3/                                                      $ 312.37
-------------------------------------------------------------------------------
Operating and
administrative expenses/4/                                             $ 200.00
-------------------------------------------------------------------------------
Round-turn brokerage commissions
and other transactional charges/5/                                     $ 100.00
-------------------------------------------------------------------------------
Incentive fee/6/                                                       $  25.59
-------------------------------------------------------------------------------
Interest income/7/
(net of the Cash Manager's fee)                                        $(510.00)
-------------------------------------------------------------------------------
TWELVE MONTH DOLLAR
BREAK-EVEN                                                             $ 227.96
-------------------------------------------------------------------------------
TWELVE MONTH BREAK-EVEN
AS A PERCENTAGE
OF THE $10,100 GROSS
SUBSCRIPTION PRICE                                                         2.26%
-------------------------------------------------------------------------------

                      See "Analysis of Fees and Expenses
                         Paid by the Fund" at page 20.

Explanatory Notes:

      (1) The foregoing break-even analysis is an approximation only. It assumes that the Units have constant month-end Net Asset Value. All fees and expenses summarized herein are described fully under "Analysis of Fees and Expenses Paid by the Fund." No estimate is included for "bid-asked" spreads or mark-ups on forward trades, as these amounts are not a true "expense" of the Fund but rather represent the component of the sale or purchase price which represents the dealer's profit on the transaction. Calculations are based on $10,000 as the Net Asset Value of the Unit, after deducting the 1% organizational charge.

     (2) It has been assumed that the gross subscription price of Units was $10,100. For purposes of this break-even analysis, there has been no payment of selling commissions. The organizational charge of $100 was calculated by multiplying $10,000 by 1%.

     (3) The Fund pays a management fee to the General Partner equal to 3% per annum of month-end Net Assets. This amount has been assumed for the analysis.

     (4) The Fund pays its ongoing accounting, auditing, legal, printing, computer and other operating and administrative expenses. The General Partner estimates that these expenses will be approximately 2% per annum of average annual Net Assets. These expenses could be substantially lower as the Fund's assets increase. Actual expenses could, however, substantially exceed this level.

     (5) The Fund pays round-turn brokerage commissions of $8.00 per round-turn trade, plus exchange, pit and NFA fees, any "incidental" trading expenses, floor brokerage expenses and any "give-up" fees. Round-turn commissions and related charges are estimated by the Advisor at approximately 1% of average annual Net Assets based on the Advisor's historical and anticipated trading velocity. Actual round-turn commissions could, however, substantially exceed this level.

     (6) The Fund pays the Advisor a quarterly incentive fee equal to 20% of New Trading Profit.

     (7) Interest income is estimated at 5.10% of average month-end Net Assets per annum based on current Treasury bill rates, net of an estimated fee of 0.25% annually paid to the Cash Manager. Actual interest income could be more or less than this level.

Principal Tax Aspects of Owning Units

     Investors are taxed each year on any gains recognized by the Fund whether or not they redeem any Units or receive any distributions from the Fund.

     40% of any trading profits on U.S. exchange-traded futures contracts are taxed as short-term capital gains at the individual investor's ordinary income tax rate (39.6% maximum), while 60% of such gains are taxed as long-term capital gain at a 20% maximum rate for individuals. The Fund's trading gains from other contracts, if any, will likely be primarily short-term capital gain. This tax treatment applies regardless of how long an investor holds Units. If, on the other hand, an investor held a stock or bond for longer than 12 months, all the gain realized on its sale would generally be taxed at a 20% maximum rate.

     Losses on the Units may be deducted against capital gains. Any losses in excess of capital gains may only be deducted against ordinary income by individuals to the extent of $3,000 per year. Consequently, investors could pay tax on the Fund's interest income even though they have lost money on their Units. See "Tax Consequences" beginning at page 39.

Liquidity of the Units

     Units may be redeemed at any month-end upon 10 days' written notice to the General Partner. There is no required minimum holding period; however, the General Partner believes that investors should consider the Units at least a 2- to 3-year commitment.

Is the Fund a Suitable Investment for You?

     You should consider investing in the Fund only if you are interested in a leveraged exposure to up or down U.S. stock market movements and you are prepared to risk significant losses and withstand high volatility.

                              The Risks You Face


Possible Total Loss of an Investment in the Fund

     You could lose all or substantially all of your investment in the Fund.

Investors Must Not Rely on the Past Performance of Either the
Advisor or the Fund in Deciding Whether to Buy Units

     The future performance of the Fund is entirely unpredictable, and the past performance of the Fund as well as of the Advisor is not necessarily indicative of their future results.

Stock Index Futures Trading Involves Substantial Leverage

     Stock index futures are typically traded on margin. This means that a small amount of capital can be used to invest in contracts of much greater total value. The resulting leverage means that a relatively small change in the market price of the S&P 500 Contract can produce a substantial profit or loss. The Advisor generally uses up to three times leverage in its trading program. For example, if the market price of the S&P 500 Contract were to change by 1% and the Fund was fully leveraged, the Fund would likely experience a gain or loss of 3%. Leverage enhances the Fund's sensitivity to market movements which can result in greater profits when the Advisor anticipates the direction of the move correctly, or greater losses when the Advisor is incorrect.

Stock Index Futures Trading is Speculative, Highly
Volatile and Can Result in Large Losses

     A principal risk in stock index futures trading is the rapid fluctuation in the market prices of stock index futures contracts. The profitability of the Fund depends greatly on the Advisor correctly anticipating trends in market prices. If the Advisor incorrectly predicts the movement of futures prices, large losses could result. Price movements of futures contracts are influenced by such factors as: changing supply and demand relationships; government trade, fiscal, monetary and exchange control programs and policies; national and international political and economic events; and speculative frenzy and the emotions of the marketplace.

Importance of Market Conditions to Profitability

     Most futures traders are more likely to, although there can be no assurance that they will, trade profitably during periods when major price movements occur. Such movements generally occur in any given market only infrequently, and during periods of static or "whipsaw" markets it is unlikely that the Advisor will achieve profits for the Fund. Overall market or economic conditions may have a material effect on performance.

Futures Markets Investments Are Different from Securities Markets Investments

     An investment in the Fund is very different from a typical securities investment (stocks and/or bonds) in which there is an expectation of some consistency of yield (in the case of bonds) or participation over time in general economic growth (in the case of stocks). Futures trading is a "zero-sum" economic activity, meaning for every gain there is an equal and offsetting loss (without considering transaction costs).

The Large Size of the Fund's Trading Positions Increases the Risk of Sudden, Major Losses

     The Fund takes positions with face values up to as much as approximately 3 times its total equity. Consequently, even small price movements can cause major losses.

Illiquid Markets Could Make It Impossible for the Fund to Realize Profits or Limit Losses

     It is not always possible to execute a buy or sell order at the desired price, or to close out an open position, due to market conditions. Daily price fluctuation limits are established by the exchanges and approved by the Commodity Futures Trading Commission (the "CFTC"). When the market price of a futures contract reaches its daily price fluctuation limit, no trades can be executed at prices outside such limit. The holder of a commodity futures contract (including the Fund) may therefore be locked into an adverse price movement for several days or more and lose considerably more than the initial margin put up to establish the position. Another instance of difficult or impossible execution occurs in thinly traded or illiquid markets. While the S&P 500 Contract is generally considered to be an extremely liquid contract, no assurance can be given that Fund orders will be executed at or near the desired price.

Speculative Position Limits May Require the
Advisor to Modify Its Trading to the Detriment of the Fund

     The exchanges have established and the CFTC has approved speculative position limits (referred to as "position limits") on the maximum futures position which any person, or group of persons acting in concert, may hold or control in particular futures contracts. For stock index futures contracts, such position limits are set by the exchanges. The position limit for the S&P 500 Contract is very high in comparison to other stock indices. While unlikely, the Advisor may be required to reduce the size of the futures positions which would otherwise be taken in order to avoid exceeding such limits. Such modification of the Fund's trades, if required, could adversely affect the operations and profitability of the Fund.

The Advisor May Have Unexpected Problems in Executing Trades

     The Advisor relies on computer, telephone and related electronic equipment for the execution of its trades. If such equipment fails and/or the firms handling the Advisor's computer and communications facilities are adversely affected due to uncontrollable factors such as weather problems, the Advisor may not be able to execute trades for the Fund, which could cause the Fund to incur losses. The Advisor intends to use back-up systems to try to minimize the impact of such potential execution problems.

The Advisor May Not be Successful in
"Downward" Equity Markets

     The Advisor's past performance record has been compiled during a period of predominantly rising equity markets. A static leveraged long position in such markets would be certain to generate substantial profits. While the Advisor can and does take short positions, there is no assurance that its strategy will be successful in down or "bear" markets.

"Stop-Loss" Policy is Not a Limit on Losses

     The Fund's "stop-loss" policy provides no assurance that the Net Assets of the Fund will not drop below fifty percent (50%) of its previous month-end level, since there can be no assurance that the Fund will not incur additional losses in attempting to liquidate open positions.

Trading in Options on Stock Index Futures
Is Speculative and Highly Leveraged

     The Advisor may trade options on stock index futures contracts, although it does not do so at present. An option is a right, purchased for a certain price, to either buy or sell the underlying stock index futures contract during a certain period of time for a fixed price. Trading options on stock index futures is speculative and highly leveraged. Specific market movements of the stock index futures contracts underlying an option cannot accurately be predicted. If the Fund purchases an option, it is subject to the risk of losing the entire purchase price of the option. On the other hand, if the Fund writes (sells) an option it is subject to the risk of loss resulting from the difference between the premium received for the option and the price of the futures contract underlying the option which the Fund must purchase or deliver upon exercise of the option.

Limitation of the Markets Traded by the Advisor Also
Reduces Diversification, Increasing the Risk of Loss

     The Advisor's program concentrates on only one contract -- the S&P 500 Stock Index futures contract on the Chicago Mercantile Exchange. Market concentration increases the risk of major losses and unstable Unit values relative to diversification in multiple commodities markets. Further, the S&P 500 Contract has historically been quite volatile relative to many other futures contracts.

     As it is impossible to predict when price trends will occur, certain futures managers attempt to maximize the chance of exploiting such trends by taking positions in as many different markets and market sectors as feasible. The Fund does not follow this approach and, as a result, may not capture trends in other markets which would have been highly profitable.

Substantial Expenses Will Cause Losses for the
Fund Unless Offset by Profits and Interest Income

     The Fund pays fixed annual expenses (net of interest income) of approximately 1% of its average annual net asset value (in addition to the one-time 1% organizational charge payable by investors). In addition to this annual expense level, the Fund is also subject to a 20% quarterly incentive fee during its profitable quarters. Because the incentive fee is calculated quarterly, it could represent a substantial expense to the Fund even in a break-even or losing year. The Fund's expenses could, over time, result in significant losses. Except for the incentive fee, these expenses are not contingent and are payable whether or not the Fund is profitable. See "Summary -- Fees and Expenses" at page 5 and "Analysis of Fees and Expenses Paid by the Fund" on page 20.

     It will be necessary for the Fund to achieve gains from trading and interest income in excess of its charges in order for limited partners to realize increases in the Net Asset Value of their Units. No assurance can be given that the Fund will be able to achieve such, or any, appreciation of its assets. All interest income earned on the Fund's assets (currently estimated at 5.1% annually net of the Cash Manager's fee) is paid to the Fund.

Unit Values Are Unpredictable and Vary Significantly Month-to-Month

     The Net Asset Value per Unit varies significantly month-to-month. Investors cannot know at the time they submit a redemption request what the redemption value of their Units will be.

     The only way to take money out of the Fund is to redeem Units. You can only redeem Units at month-end upon at least 10 days' advance notice. The restrictions imposed on redemptions limit your ability to protect yourself against major losses by redeeming part or all of your Units.

     In addition, investors are unable to know whether they are subscribing after a significant upswing in the Net Asset Value per Unit --often a time when the Fund has an increased probability of entering into a losing period.

Investing in the Units May Not Diversify an Overall Portfolio

     Because the Fund focuses on the S&P 500 Contract, its returns may be correlated with equity market returns. The use of leverage and short selling may reduce this correlation at certain times, especially in a falling market. An investment in the Fund may or may not result in diversification of an investor's overall portfolio, depending on what other assets the investor owns and the Advisor's ability to correctly react to stock market trends.

The Advisor's Increased Equity Under Management
Could Lead to Diminished Returns

     The more money the Advisor manages, the more difficult it may be for the Advisor to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance. Large trades generally result in more price slippage than do smaller orders.

The Advisor May Change Its Trading
Approach and/or Futures Contracts Traded

     The Advisor may change its trading approach and/or the futures contracts traded. If the Advisor adds additional contracts to its program, there will be no assurance that its methods will be successful in trading such other contracts.

The Advisor Alone Directs the Fund's Trading

     As the sole advisor to the Fund, the Advisor alone directs the Fund's futures trading. If the Advisor was for any reason unable to continue to manage the Fund's assets, the General Partner most likely would appoint a replacement advisor to trade the Fund's assets after due notice to the limited partners.

The Fund May Trade on Non-U.S. Futures Markets

     Although the Advisor currently does not engage in trading on futures markets outside the United States on behalf of the Fund, it may do so in the future. Foreign trading involves risks -- including exchange-rate exposure, possible governmental intervention and lack of regulation -- which U.S. trading does not. In addition, the Fund may not have the same access to certain positions on foreign exchanges as do local traders, and the historical market data on which the Advisor may base its strategy may not be as reliable or accessible as it is in the United States. Certain foreign exchanges may also be in a more or less developmental stage so that prior price histories may not be indicative of current price dynamics. The rights of clients in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers.

The Fund's Cash Management Strategies
Could Lose Both Yield and Principal

     The Cash Manager will try to generate yields on non-margin assets in excess of the 91-day Treasury bill rate. However, there can be no assurance that the securities the Cash Manager invests in for the Fund will not lose value. If this occurs, the Fund could lose not only the interest it hopes to gain, but also the principal it originally invested with the Cash Manager.

The Fund Could Lose Assets and Have Its Trading
Disrupted Due to the Bankruptcy of its Broker or Others

     The Fund is subject to the risk of broker, exchange or clearinghouse insolvency. Fund assets could be lost or impounded in such an insolvency during lengthy bankruptcy proceedings. Were a substantial portion of the Fund's capital tied up in a bankruptcy, the General Partner might suspend or limit trading, perhaps causing the Fund to miss significant profit opportunities.

                              ____________________

     The following are not risks but rather important tax features of investing in the Fund which all prospective investors should carefully consider before deciding whether to purchase Units.

Investors Are Taxed Every Year on Their Share of the Fund's Profits -- Not Only When They Redeem as Would Be the Case if They Held Stocks or Bonds

     Investors are taxed each year on their investment in the Fund, irrespective of whether they redeem any Units. In contrast, an investor holding stocks or bonds generally pays no tax on their capital appreciation until the securities are sold. Over time, the deferral of tax on stock and bond appreciation has a compounding effect.

     All performance information included in this prospectus is presented on a pre-tax basis; the investors who experienced such performance had to pay the related taxes from other sources.

The Fund's Trading Gains May Be Taxed
at Higher Rates

     Investors are taxed on their share of any trading profits of the Fund at both short- and long-term capital gain rates. These tax rates are determined irrespective of how long an investor holds Units. Consequently, the tax rate on the Fund's trading gains may be higher than those applicable to other investments held by an investor for a comparable period.

Tax Could Be Due from Investors on Their Share of the Fund's Interest Income Despite Overall Losses

     Investors may be required to pay tax on their allocable share of the Fund's interest income, even though the Fund incurs overall losses. Trading losses can only be used by individuals to offset trading gains and $3,000 of interest income each year. Consequently, if an investor were allocated $5,000 of interest income and $10,000 of net trading losses, the investor would owe tax on $2,000 of interest income even though the investor would have a $5,000 loss for the year. The $7,000 capital loss would carry forward, but subject to the same limitation on its deductibility against interest income.

                                Fund Operations

Buying Units

     You may buy whole Units (or fractions thereof calculated to three decimal places) as of the last business day of any month at Net Asset Value plus a 1% organizational charge. Your subscription should be submitted by the 20th day of such month. Subscriptions submitted after the 20th day of the month may be applied to Unit sales as of the end of the month after receipt, unless revoked. In order to purchase Units initially, you must mail or deliver the following to ProFutures Financial Group, Inc. (the "Selling Agent"): (i) a completed and executed copy of the Subscription Agreement and Power of Attorney (attached as Exhibit B); and (ii) a check for the amount of your investment, plus the 1% organizational charge, made payable to ProFutures Bull & Bear Fund, L.P.

     Only first-time investors need to submit Subscription Agreements, unless the Selling Agent believes it is necessary to reconfirm an investor's suitability in writing. To purchase additional Units, contact the General Partner or the Selling Agent.

     The Subscription Agreement and Power of Attorney requires you to make certain specified representations and warranties. You should carefully read Exhibit B -- Subscription Agreement and Power of Attorney and the Subscription Agreement and Power of Attorney Signature Page which accompanies this prospectus in addition to reviewing this entire prospectus carefully before you decide whether to invest in the Units.

     The minimum purchase for first-time investors is $10,000; $5,000 for IRAs, other tax-exempt accounts and current investors.

     Proceeds from the sale of Units received prior to the closing date will be held at the Fund's cash management account with a major financial institution until the last business day of the month. All interest (net of the Cash Manager's fee) earned on subscriptions pending their month-end acceptance will be paid to the Fund, not the individual subscribers. Similarly, if the subscription is rejected, in whole or in part (in the sole discretion of the General Partner), the subscription funds or the rejected portion thereof will be returned within 20 days to the subscriber without interest.

     The Units are offered on a best efforts basis through the Selling Agent. The Selling Agent may permit certain other registered broker-dealers to participate in the offering ("Additional Selling Agents"). If any Additional Selling Agents are engaged to offer Units, the General Partner may pay, out of its own funds, the Additional Selling Agents up to 3% of the sales price of any Units sold by them at any month-end closing and/or ongoing "trail" commissions with respect to Units sold by them which remain outstanding.

Use of Proceeds; Interest Income

     After payment of the 1% organizational charge, 100% of all subscription proceeds are invested directly into the Fund. Neither the Fund nor any subscriber pays any selling commissions. The General Partner may pay, out of its own funds, selling commissions to the Additional Selling Agents, if any.

     The Fund uses subscription proceeds to margin its speculative futures trading, as well as to pay trading losses, fees and expenses. At the same time that the Fund's assets are being used as margin, they are also available for cash management. All the cash management return earned on the Fund's assets is paid to the Fund, subject to the cash management fee and minor incidental charges.

     The Fund's assets are held either in bank custodial accounts or deposited with ING (U.S.) Securities, Futures & Options, Inc. (the "Futures Broker") in regulated customer accounts. The Cash Manager applies its yield-enhancement strategies to the Fund's assets deposited in its custodial account. As mentioned above, while being managed by the Cash Manager, these assets are also available to support the Fund's futures trading. The Fund receives all of the interest income generated by investments held in the Fund's brokerage and custodial accounts, subject to a cash management fee and minor incidental charges.

Redeeming Units

     You can redeem Units at each month-end upon ten (10) days' advance written notice by forwarding the completed Request for Redemption (included herein as Exhibit C) to the General Partner, Attention: Fund Administration, ProFutures, Inc., 11612 Bee Cave Road, Suite 100, Austin, Texas 78733. There are no redemption charges or penalties.

     Payment in respect of Units redeemed will be made (by mailing a check) as promptly as practicable after the effective date of redemption, but in no event more than thirty (30) days thereafter, barring unusual circumstances.

Uncertain Subscription and Redemption Value of Units

     The Fund sells and redeems Units at subscription or redemption date Net Asset Value (plus the 1% organizational charge in the case of subscriptions), not at the Net Asset Value as of the date that subscriptions or redemption requests are submitted. Investors must submit irrevocable subscriptions and redemption requests at least 10 days prior to the effective date of subscription or redemption. Because of the volatility of Unit values, this delay means that investors cannot know the value at which they will purchase or redeem their Units. Materially adverse changes in the Fund's financial position could occur between the time an investor irrevocably commits to acquire or redeem Units and the time the purchase or redemption is made.

Mandatory Trading Suspension If Unit
Value Falls 50% Since Last Month-End

     In the event that the Net Asset Value per Unit declines 50% or more since the last month-end, the Fund must liquidate all open positions, suspend trading and offer all limited partners an opportunity to redeem their Units before trading resumes. Only if sufficient capital remained in the Fund after any such special redemption date would the Fund continue operations.

Distributions

     The Fund does not anticipate making any distributions to investors. No distributions have been made to date.

Small Minimum Investment

     The current minimum size for an individually managed account with the Advisor is generally $500,000. By investing in the Fund, you participate in the Advisor's trading program with a minimum investment of only $10,000; $5,000 for IRAs, other tax-exempt accounts and existing investors.

Limited Liability for Fund Investors

     Investors who open individual futures accounts are personally liable for all losses, including margin calls potentially in excess of their investment. As a limited partner of the Fund, you can never lose more than your investment in the Fund and your share of the Fund's profits.

Liquidity

     The Fund is intended to be a long-term investment. The Fund is, however, structured to allow limited partners to redeem all or part of their investment in the Fund as of any month-end without any redemption charge.

Administrative Convenience

     The General Partner provides all administrative services needed for the Fund, including financial and tax reporting. Investors receive monthly financial summaries and annual audited financials. Investors may telephone the General Partner during its normal business hours for the Net Asset Value per Unit.

                            Performance of the Fund

     The following are the monthly rates of return from the inception of the Fund through July 31, 1998. There can be no assurance that the Fund will continue to perform in the future the way it has in the past.

                       PROFUTURES BULL & BEAR FUND, L.P.
                            November 1997-July 1998
                        Type of Pool:  Privately Offered
                      Inception of Trading:  November 1997
                      Aggregate Subscriptions:  $7,505,357
                      Current Net Asset Value:  $7,955,412
             Worst Monthly Drawdown (Month/Year):  (6.06)%  (12/97)
         Worst Peak-to-Valley Drawdown (Month/Year):  (6.06)%  (12/97)


---------------------------------------------------
      Month                 Monthly Rates of Return
---------------------------------------------------
                             1998           1997
---------------------------------------------------
      January                2.77%           --
---------------------------------------------------
     February               10.43%           --
---------------------------------------------------
       March                 9.56%           --
---------------------------------------------------
       April                 2.44%           --
---------------------------------------------------
        May                  0.37%           --
---------------------------------------------------
       June                 (0.84)%          --
---------------------------------------------------
       July                 (2.26)%          --
---------------------------------------------------
      August                                 --
---------------------------------------------------
     September                               --
---------------------------------------------------
      October                                --
---------------------------------------------------
     November                              1.92%
---------------------------------------------------
     December                             (6.06)%
---------------------------------------------------
                            23.90%        (4.25)%
Compound Rate of Return   (7 months)     (2 months)
---------------------------------------------------

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Notes to Performance of the Fund
--------------------------------

     Monthly Rates of Return are calculated by dividing the Fund's net performance during a month by the Fund's Net Asset Value as of the beginning of such month.

     Compound Rate of Return is calculated by compounding the monthly rates of return. For example, the compound rate of return of (4.25)% for 1997 was calculated by multiplying (1.0192 x 0.9394) -1=(4.25)%.

     Drawdown means losses experienced by the Fund over a specified period.

     Worst Peak-to-Valley Drawdown means the greatest cumulative percentage decline in month-end Net Asset Value due to losses sustained by the Fund during any period in which the initial month-end Net Asset Value is not equaled or exceeded by a subsequent month-end Net Asset Value.

                                _______________

                            Selected Financial Data

     The following selected financial data is derived from the audited financial statements of the Fund as of December 31, 1997 and for the period August 21, 1997 (inception of the Fund, but not commencement of operations) to December 31, 1997 and the unaudited financial statements of the Fund as of and for the seven months ended July 31, 1998. The Fund commenced trading operations on November 20, 1997. See "Financial Statements" beginning at page 45.

                             ---------------------





                                           January 1, 1998   August 21, 1997
                                                 to                to
                                            July 31, 1998   December 31, 1997
                                           ---------------  ------------------

TOTAL ASSETS                                    $7,992,641         $2,932,764
                                                ==========         ==========

TOTAL PARTNERS' CAPITAL                         $7,955,412         $2,914,736
                                                ==========         ==========

INCOME
  Trading gains (losses)
    Realized                                    $  789,454         $ (116,342)
    Change in unrealized                             4,475              2,175
                                                ----------         ----------
       Gain (loss) from trading                    793,929           (114,167)

  Interest income                                  150,530             19,520
                                                ----------         ----------

       Total gain (loss)                           944,459            (94,647)
                                                ----------         ----------

EXPENSES
  Brokerage commissions                              2,946                564
  General Partner management fee                    81,845              9,826
  Advisor incentive fee                            171,310                  0
  Operating expenses                                31,070             11,704
                                                ----------         ----------

    Total expenses                                 287,171             22,094
                                                ----------         ----------

    NET INCOME (LOSS)                           $  657,288         $ (116,741)
                                                ==========         ==========

NET INCOME (LOSS) PER UNIT
  (based on weighted average number
  of Units outstanding during the period)       $   164.50         $   (48.21)
                                                ==========         ==========

INCREASE (DECREASE) IN
  NET ASSET VALUE PER UNIT                      $   228.81         $   (42.55)
                                                ==========         ==========

                      Management's Analysis of Operations

Results of Operations

General

     The program of a purely technical futures trader, such as the Advisor, makes no attempt to predict price movements. The Advisor does not engage in fundamental economic supply or demand analysis to attempt to identify mispricings in the market, nor does it conduct a macroeconomic assessment of the relative strengths of the national economy or economic sectors. Instead, the trading program applies proprietary computer models to analyzing historical market data, and from this data alone attempts to determine whether market prices are trending. The theory behind a technical trader's strategy is that market prices are the best and most efficient indication of market movements. The likelihood of a technical trader's strategy being profitable is materially diminished during periods when events external to the markets themselves, rather than historical market data, have an important impact on prices. In such instances, a technical trader's historical price analysis could establish positions on the wrong side of the price movements caused by such external events.

     Only historical market data and not economic conditions, political events, etc., or other factors external to market data is directly relevant to the Advisor's trading results. There is no direct connection between particular market conditions and price trends. There are so many influences on the markets that the same general type of economic event may lead to a price trend in some cases but not in others.

     This performance summary is an outline description of how the Fund performed in the past, not necessarily any indication of how it will perform in the future.

Performance Summary

1998 (7 months)

     The Fund had a very successful first quarter of 1998 as the Advisor's trading model correctly anticipated a strongly rising stock market and remained in the leveraged long position that had been initiated in December 1997. The Fund showed a profit in all three months of the first quarter and the Net Asset Value per Unit climbed over 24%. In the second quarter of 1998, the stock market began showing signs of instability and the Fund earned only a small gain of approximately 2%. As the third quarter began in July, the Fund remained in a long position, resulting in a small loss when the stock market began to fall. In late July, the Advisor's system issued a sell-short signal in anticipation of further market declines.

1997 (2 months)

     The Fund commenced trading in November 1997 with a short position in the S&P 500 Contract. That initial position resulted in a small profit in the Fund's first month of operation. However, a December stock market rally then caused a loss on the short position. The Advisor's system reversed and went long in the month of December, but as of month-end the Fund still showed a loss of approximately 6%. The long position was still open and subsequently became profitable as the stock market rallied into 1998.

Liquidity and Capital Resources

     The amount of assets invested in the Fund generally does not affect its performance, as typically this amount is not a limiting factor on the positions acquired by the Advisor, and the Fund's expenses are primarily charged as a fixed percentage of its asset base, however large.

     The Fund raises additional capital only through the sale of Units and trading profits (if any) and does not engage in borrowing. The Fund sells no securities other than the Units.

     The Fund's assets are held primarily in U.S. Treasury bills or other high-quality, interest earning obligations, as well as in cash. The Net Asset Value of the Fund's cash and financial instruments is not materially affected by inflation. Changes in interest rates, which are often associated with inflation, could cause the value of certain of the Fund's debt securities to decline, but only to a limited extent. More importantly, changes in interest rates could cause periods of strong up or down price trends, during which the Fund's profit potential generally increases.

     The Fund's assets are held in cash and highly liquid U.S. government securities. Accordingly, except in very unusual circumstances, the Fund should be able to close out any or all of its open trading positions and liquidate any or all of its securities holdings quickly and at market prices. This permits the Advisor to limit losses as well as reduce market exposure on short notice should its program direct it to do so in order to reduce market exposure. In addition, because there is a readily available market value for the Fund's positions and assets, the Fund's monthly Net Asset Value calculations are precise.

                           Use of Proceeds; Interest
                              Income Arrangements

Custody of Fund Assets

     After payment of the 1% organizational charge covering its organization and offering expenses, the net proceeds of this offering are (a) deposited in the Fund's cash management account at a major financial institution and at banks selected by the General Partner to be invested in U.S. government securities and/or other high quality, interest-earning obligations and/or held as cash; and/or (b) deposited in the Fund's trading account with the Futures Broker for use in the Fund's futures trading. All of the Fund's assets are expected to be used for speculative trading in financial futures contracts, currently only the S&P 500 Contract. It is expected that 9% to 15% of the Fund's assets will be used as original margin under the trading program currently used by the Fund.

     The Fund fulfills its margin commitments with cash, U.S. Treasury bills or high-quality, interest-earning obligations. A majority of the Fund's assets will be held in the Fund's cash management account and managed by the Cash Manager. These assets will be committed for margin calls on the Fund's account(s) at the Futures Broker. More specifically, the Cash Manager, on behalf of the Fund, may direct the investment of these funds in items such as: (a) U.S. Treasury securities, bankers' acceptances and certificates of deposit (banks with a long-term credit rating of at least AA); (b) time deposits (one day only -- banks with a long-term credit rating of at least AA); (c) interests in money market funds regulated under U.S. securities laws and regulations; and/or (d) commercial paper (rated AP-1 of top issuers). The Cash Manager's objective is for the Fund's account to earn net interest income and/or profits in excess of short-term Treasury bill rates, net of its fees; however, there is no guarantee the Cash Manager can produce any income or profits on the Fund's account. (The Cash Manager is also responsible for the management of subscription funds held in the Fund's cash management account prior to acceptance of the subscription by the Fund.) The remaining assets will be held at the Futures Broker for margin purposes and will earn interest at short-term Treasury bill rates. The Fund may maintain assets with one or more unaffiliated banks for normal payment of bills and money management purposes.

     All assets on deposit with the Futures Broker will be segregated as customer funds under the Commodity Exchange Act, as amended (the "CEA"), except as related to assets used to margin any foreign futures trading (not expected by the Fund -- see below). The assets held in the Fund's cash management account and/or a Fund bank account are not subject to the segregation standards of the CEA.

     The Fund will not: (a) invest in any debt instruments, other than those incident to the Cash Manager's management of the Fund's assets and any other CFTC-authorized investments; (b) invest in any equity security without prior notice to limited partners; or (c) make loans to entities affiliated with the Fund or the General Partner. The General Partner will not commingle the Fund's property with the property of any other person or entity.

     The Advisor does not currently expect to trade on foreign markets. However, if the Fund does so, assets on deposit at the Futures Broker used to margin foreign futures and options trading will not be held in customer segregation. Rather, such assets will be held in a variety of foreign currencies in the Futures Broker's "foreign futures secured amount" accounts, as required under CFTC rules.

Interest Income

     The Fund will receive all of the interest income generated by investments held in the accounts discussed in the preceding section, subject to the cash management fee and minor incidental charges. The Fund's interest income, as well as the assets on which such interest is credited, is subject to the risk of trading losses.

General

     Subscriptions that are received on a timely basis and are accepted become effective on the first day of the month following receipt. No interest will be credited on subscription amounts prior to the first day of the month.

                Analysis of Fees and Expenses Paid by the Fund

Fees and Expenses to Date

--------------------------------------------------------------------------------
                                                      01/01/98-        11/20/97-
          Fees and Expenses                           07/31/98         12/31/97
          -----------------                           --------         --------
--------------------------------------------------------------------------------
Management fees                                       $ 81,845         $ 9,826
--------------------------------------------------------------------------------
Operating and administrative expenses                   26,329          10,962
--------------------------------------------------------------------------------
Brokerage commissions and
transactional charges                                    2,946             564
--------------------------------------------------------------------------------
Cash management fee                                      4,741             742
--------------------------------------------------------------------------------
Incentive fees                                         171,310               0
--------------------------------------------------------------------------------
TOTAL                                                 $287,171         $22,094
--------------------------------------------------------------------------------

Fees and Expenses Payable by the Fund

Brokerage Commissions

     ING (U.S.) Securities, Futures & Options Inc. serves as the futures broker for the Fund. Futures brokerage commissions for trades upon exchanges are often paid only after a futures position has been both initiated and closed-out. Such commissions are referred to as "round-turn commissions," as they cover both the initial purchase (or sale) of a commodity futures contract and the subsequent offsetting sale (or purchase). Under the brokerage agreement between the Futures Broker and the Fund, the Fund pays brokerage commissions to the Futures Broker in respect of all futures and option trades executed or cleared on behalf of the Fund, on Chicago exchanges, at $8.00 per round-turn, plus exchange, pit and National Futures Association ("NFA") fees, any "incidental" trading expenses, floor brokerage expenses and any "give-up" fees. Any futures trades executed on other U.S. exchanges would be charged at comparable rates. Brokerage rates for any foreign futures trading may be higher. Give-up fees paid to executing brokers that "give-up" the trades for clearing through the Futures Broker are expected to range from $2.00 to $4.00 per "round-turn" trade. The Futures Broker receives a round-turn commission on each purchase or sale of an option by the Fund. In addition, in the event that an option contract is exercised, the Fund pays the Futures Broker a round-turn commission just as it would upon any other acquisition of a futures position. No commission is payable upon the expiration of an outstanding option.

     The Fund reimburses the Futures Broker for all delivery, insurance, storage and other charges incidental to its trading (which are not expected to be significant). The commission charge includes exchange and clearing fees (see below) and floor brokerage charges. Although the Fund pays commissions on a round-turn basis, the Net Asset Value of the Fund (for all purposes, including redemptions) reflects an accrued liability for the round-turn commissions payable upon the liquidation of each of the Fund's open contracts.

     The Fund's brokerage commission rates do not include the transaction fee assessed by the NFA upon all options and futures trades on United States and foreign commodity exchanges. These fees have currently been established at $0.20 per round-turn trade of each futures contract and $0.10 per each option trade (a $0.10 fee is charged upon the purchase and upon the exercise, but not upon the expiration, of an option, and an additional $0.20 fee upon the liquidation of the futures position acquired upon such exercise).

     Round-turn commissions and related charges are estimated by the Advisor to be approximately 1% of average annual Net Assets based on the Advisor's historical and anticipated trading velocity. Actual round-turn commissions could, however, substantially exceed this level.

     The brokerage rates may only be increased upon notice to the limited partners providing them sufficient time to redeem Units prior to such increase becoming effective.

Management Fee

     The General Partner is paid a management fee equal to 1/4 of 1% of month-end Net Assets (3% annually). Such fee shall be accrued monthly, and paid as soon as practicable, but no later than the end of the month following the month in which the fee accrued. The management fee is pro-rated for partial periods and any interim subscriptions and redemptions. Net Assets for this purpose are calculated after brokerage commissions, operating and administrative expenses and incentive fees, as described below, paid or accrued as of such month-end.

Incentive Fee

     The Advisor is paid a quarterly incentive fee equal to 20% of any New Trading Profit, as defined below, recognized during each calendar quarter. New Trading Profit is the net profits (realized and unrealized), if any, from the Fund's trading through the end of each calendar quarter, after subtraction of the brokerage commissions (including the difference, positive or negative, in accrued commissions on open positions between the end of such period and the end of the previous period). Any trading losses from prior periods must be recouped before New Trading Profit, and thus new incentive fees to the Advisor, can again be generated. New Trading Profit does not include interest income. New Trading Profit is not reduced by operating and administrative expenses, management fees, upfront organizational charges or the Cash Manager's fee. Accordingly, the Fund may be required to pay the Advisor an incentive fee for a quarter (based on New Trading Profit) even though the Fund has a net loss for the quarter (after deduction of all such fees and expenses).

     Accrued incentive fees on redeemed Units are paid to the Advisor. Redemption of Units will result in a reduction in any loss carryforward existing for incentive fee purposes on the redemption date in proportion to the percentage of the total capital redeemed.

Cash Management Fee

     The Fund pays the Cash Manager a monthly fee based on a sliding scale ranging from an annualized 0.50% to 0.25% depending on the amount of aggregate assets under its management related to accounts associated with the General Partner, ATA Research, Inc. and their respective affiliates and clients.

Organizational Charge

     An organizational charge of 1% of the subscription amount will be paid to the General Partner (or the Selling Agent, its affiliated broker-dealer) by each subscriber. The General Partner has paid for all actual costs of organizing the Fund and conducting the public offering of Units. To the extent that the aggregate 1% organizational charge collected is less than these actual costs, the General Partner will pay the costs. To the extent that the aggregate 1% organizational charge collected exceeds these actual costs, the excess amount will be paid to the Selling Agent. Such payment could be deemed to be a selling commission.

Selling Commissions to Additional Selling Agents

     The General Partner may pay, out of its own funds, to third-party selling agents upfront selling commissions of up to 3% of the sales price of any Units sold by them at any month-end closing and/or ongoing "trail" commissions with respect to Units sold by such selling agents which remain outstanding. Any such payments will be made to the Selling Agent and then to the third-party selling agents.

Operating and Administrative Expenses

     The Fund pays its operating and administrative expenses, such as ongoing accounting, audit, legal, printing, computer and other administrative fees and expenses. The General Partner estimates that such expenses will be approximately 2% per annum of average annual Net Assets, although these expenses could be lower if the Fund's assets increase. Actual expenses could, however, also exceed this level.

Extraordinary Expenses

     The Fund will be required to pay any extraordinary charges (such as taxes) incidental to its trading or otherwise. It is anticipated that there will either be no extraordinary charges or that they will not be material in amount. Extraordinary charges will be assessed to Units on a pro rata basis.

General

     It will be necessary for the Fund to experience gains from futures trading (and interest income) in excess of such expenses in order for limited partners to realize increases in the Net Asset Value of their Units. No assurance can be given that the Fund will be able to achieve any appreciation of its assets.

     The General Partner will send each limited partner monthly and annual statements, complying with applicable CFTC regulations, which will include a description of the performance of the Fund and set forth, among other things, the aggregate incentive fee, brokerage commissions, management fees, and other expenses incurred or accrued by the Fund during the preceding month or year, as the case may be. The monthly statements will contain unaudited and the annual statements audited financial information.

                                  The Advisor

Background and Principals

     The Advisor's place of business is located at 2519 Avenue U, Brooklyn, New York 11229. The telephone number is (800) 524-4832. All books and records pertaining to its business will be maintained at the above address. The Advisor, incorporated in New York in February 1985, is an investment adviser registered with the SEC. In August 1995, the Advisor registered with the CFTC as a commodity trading advisor and is a member of the NFA in such capacity. The sole principals of the Advisor are Charles Mizrahi and Gary Mizrahi.

     The Advisor started managing client assets in mutual funds in 1985. Its expansion into futures resulted from the fact that mutual funds have certain inherent limitations including lack of leverage and the inability at that time to go short. Moreover, a mutual fund account could only trade once per day. Realizing these limitations, the Advisor developed a modified version of its model to take advantage of its stock market signals. The Advisor's specialty in stock market trading, encompassing a period of over twelve years, found a natural outlet in the S&P stock index futures market.

     Charles Mizrahi, born 1962, has been the Advisor's President and responsible for its trading activities since he founded the firm in February 1985. From January 1988 through July 1994, he was also an officer and registered representative of Hampton Management, Inc. ("Hampton Management"), an SEC-registered broker-dealer. Mr. Mizrahi was registered with the CFTC as a sole proprietor commodity pool operator from July 1986 to July 1987, managing several small pools whose assets were allocated to third-party advisors. He also was a Vice President of Sales for Comart, Inc., an introducing broker, from June 1984 until February 1985. Mr. Mizrahi attended Brooklyn College in September 1981 prior to beginning his career as a floor trader at the New York Futures Exchange ("NYFE"), trading NYFE stock index futures.

     Gary Mizrahi, born 1963, has been the Advisor's Treasurer since February 1988 and is primarily responsible for its back office and administrative operations. Mr. Mizrahi was the Advisor's controller from December 1986 until February 1988. He also was Treasurer of Hampton Management from February 1988 through July 1994. Mr. Mizrahi assists in trading execution and is instrumental in the ongoing research and development of the Advisor's proprietary systems.

Description of Trading Methods and Strategies

     The objective of the Advisor's Leverage 3 trading program is to achieve appreciation of the Fund's assets through speculative trading in futures contracts. The Advisor's system in the Leverage 3 trading program is totally technical and mechanical. Technical analysis of the markets often includes a study of the actual daily, weekly and monthly price, volume and open interest data, utilizing charts and/or computers for analysis of these items.

     The Advisor currently trades only the S&P 500 Contract on the Chicago Mercantile Exchange. An index represents a "basket" or portfolio of stocks or commodities, grouped in a particular way. How a particular stock or commodity index tracks the market depends on the composition of the stocks or commodities included in the index, the percentage weight of each component, and the method of calculating each index. The S&P 500 Stock Index has long been the benchmark by which professionals measure equity portfolio performance. The Standard & Poor's Corporation designed and maintains the Index to be an accurate proxy for a diversified stock portfolio. The Index is based on the stock prices of 500 large-capitalization companies. The market value of the 500 companies is equal to about 80% of the value of all stocks listed on the New York Stock Exchange. These companies' stocks are chosen for market size, liquidity and various industry representation. The Index is capitalization weighted, representing the market value of all outstanding common shares of the companies listed (share price multiplied by the number of shares outstanding). This means that a change in the price of any one stock influences the index in proportion to the relative market value of that company's outstanding shares.

     The trading of futures contracts on a stock index such as the S&P 500 Stock Index permits an investor to trade the Index at a multiple thus creating, in effect, a highly-leveraged stock portfolio. The S&P 500 Contract is valued at an amount which equals the multiplier (currently $250) times the Index level (which fluctuates daily but for these purposes is assumed to equal 1,100). In such example the S&P 500 Contract is worth $275,000 ($250 x 1,100). The Advisor's Leverage 3 program attempts to take a position in the S&P 500 Contract in the range of three times the size of a fully-funded S&P 500 Contract. For example, if the program is maximum leverage long, the program would take a position size of up to $825,000 (3 x $275,000) for each $275,000 in Fund capital.

     There are also variations on the S&P 500 Contract, such as the S&P 500/BARRA Growth Index and S&P 500/BARRA Value Index futures contracts, as well as several other stock index futures contracts covering stock values in the United States and worldwide. The Chicago Mercantile Exchange (the "Exchange") has recently decreased the multiplier for the S&P 500 Contract from $500 to $250. The Exchange has also introduced an electronic mini S&P 500 Stock Index futures contract (the "E-Mini") that makes it possible to process small orders through an entirely electronic order entry and execution system. With a multiplier of only $50 times the S&P 500 Stock Index, the E-Mini gives more investors the opportunity to trade the Index, theoretically creating a very liquid market. The E-Mini futures contract features the same 500 stocks, the same benchmark standards, the same liquid index complex, but with a $50 multiplier. The Advisor may in the future trade any of these variations or even other stock index contracts on behalf of the Fund.

     Since the Advisor employs a systematic approach to trading the S&P 500 Contract, and signals are generated at 4:00 p.m., New York City time, most orders are entered as "on market close." On occasion when data is not accurate due to updates made by the exchanges after the markets close, the Advisor will run its systems and place orders on the GLOBEX exchange overnight or enter orders on the market open of the next day. Rollover of contracts can be executed during the trading day. The Advisor's model uses several indicators that examine the prices of the S&P 500 Contract, broader market action (advance/decline, volume, new highs, new lows) and changes in monetary policy. The system requires the Advisor to scale up into a position or scale down out of a position depending on how many indicators are in a buy mode.

     When enough signals are on buy, the Advisor will initiate a position, but not add to it, unless and until additional indicators click into buy signals. The same principles are used to implement short positions. The system has four positions: maximum leverage long (+3 leverage), long (+2 leverage), neutral (100% cash) and maximum leverage short (-3 leverage).

     The Advisor is authorized to trade a wide range of commodity interests on U.S. and foreign exchanges, but currently trades only the S&P 500 Contract. The Advisor may trade any of the commodity interests which are now, or may hereafter be, offered for trading on or off local and international exchanges and markets. In that regard, the Advisor, from time to time in its sole discretion, may add new commodity interests to and delete commodity interests from the portfolio.

     Trading methods utilized by the Advisor are proprietary and confidential. The description set forth herein is not intended to be exhaustive. Also, the trading methods used by the Advisor for an account may differ from those used with respect to other accounts managed by the Advisor or the trading methods used by the Advisor in trading its own account or those of its principals.

The Advisory Agreement

     The First Amendment and Restatement to Advisory Contract (the "Advisory Agreement") between the Fund and the Advisor terminates on August 31, 1999 and is subject to one-year renewals on the same terms, at the option of the Fund unless terminated by the Advisor or the Fund as set forth herein. The Advisory Agreement terminates automatically without notice in the event that: (a) the Fund is terminated or liquidated; or (b) the registration of the Advisor as a commodity trading advisor or the membership in the NFA is terminated or suspended. In addition, the Fund may terminate the Advisory Agreement at any time for any reason by providing the Advisor with at least thirty (30) days' advance notice of its intent to terminate. Further, the Fund may terminate the Advisory Agreement immediately if there has been any material breach by the Advisor of any provision of the Advisory Agreement, in particular, without limitation, a material breach of any of the representations and warranties set forth therein. The Advisor may terminate the Advisory Agreement (a) immediately if there has been any material breach of the Advisory Agreement by the Fund or
(b) at its discretion upon ninety (90) days' notice following the initial one-year term of the Advisory Agreement. In addition, the Advisor may terminate the Agreement upon thirty (30) days' notice to the Fund as of any month-end if (a) the Advisor notifies the General Partner of a proposed material change to the strategy to be used in trading the Fund's assets and the General Partner has instructed the Advisor not to implement such change or (b) the Advisor has determined to cease managing customer accounts pursuant to the Leverage 3 trading strategy used on behalf of the Fund.

     The Fund has agreed to indemnify the Advisor and related persons for any claims or proceedings involving the business or activities of the Fund, provided that the conduct of such persons does not constitute negligence, misconduct or breach of the Advisory Agreement or of any fiduciary obligation to the Fund and was done in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Fund.

     The Advisor and related persons will not be liable to the Fund or any of the partners in connection with its management of the Fund's assets except (i) by reason of acts or omissions in breach of the Advisory Agreement, (ii) due to their misconduct or negligence, or (iii) by reason of not having acted in good faith and in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the Fund.

Year 2000 Compliance

     The Advisor is taking immediate action to identify any of its computer systems that are Year 2000 vulnerable. If such systems are identified that negatively affect its services (e.g., trade details, fee information), the Advisor will take immediate action to update those systems, extensively test the systems internally and with other parties (if appropriate) to ensure that system interdependencies have been adequately addressed, and establish contingency plans and provide such plans in the event of a malfunction of any part of the systems. If the Advisor has a Year 2000 vulnerable system which is unable to be corrected by the year 2000, it will notify the General Partner in a timely manner. If material to the Fund, the General Partner will promptly notify investors.

General

     The Advisor and/or its principals expect to maintain a substantial investment as limited partners in the Fund.

     There has not been any material administrative, civil or criminal actions (whether pending, on appeal or concluded) against the Advisor or its principals within the five-year period preceding the date of this Memorandum, except as follows: On September 20, 1995, the Advisor, acting as a registered investment adviser, entered into a Consent Order with the Arizona Corporation Commission (neither admitting nor denying the findings of fact and conclusions of law) at Docket No. 3080-I. The order stemmed from an alleged improper use of solicitors who were registered as investment advisers with the Securities and Exchange Commission but who had not previously been qualified as investment adviser representatives with the Arizona Corporation Commission.

Performance of the Advisor

     Capsule A below reflects the performance of the Leverage 3 Trading Program managed by the Advisor as of July 31, 1998 for the entire history of the program (July 1995 through July 1998), on a monthly and annual basis (year-to-date for partial years). Management fees are charged at rates of 0% to 0.5% (2% annually) of month-end or quarter-end account equity. Incentive fees are charged at rates of 20% to 30% of trading profits. Capsule B below reflects the performance of the Leverage 2 trading program managed by the Advisor as of October 31, 1996 for the entire history of the program (May 1995 through October 1996), on a monthly and year-to-date basis. The management fee was charged at a rate of 0.5% (2% annually) of quarter-end account equity. The incentive fee was charged at a rate of 20% of trading profits. The Leverage 2 trading program has been terminated and is no longer offered to clients. The Advisor has adopted the Fully-Funded Subset method for computing Rates of Return, pursuant to an Advisory published by the Commodity Futures Trading Commission for both capsules.

     Capsule A presents the composite performance of all accounts managed by the Advisor in the Leverage 3 Program, including both the Fund and other investors. While the performance of the Fund has been similar, investors should not expect the Fund to always experience the same gains or losses as the Leverage 3 composite performance summary. There can be significant differences between the two for reasons such as differing fee structures for other clients, leverage, use of notional funds, and cash flows into and out of the Fund or the composite. For example, in early 1998 the Fund received substantial additional investments from limited partners, which the Advisor was unable to add to a profitable futures trade that was already in place. The presence of this uninvested cash had the effect of reducing the Fund's overall leverage and therefore the returns. Of course, had that particular trade experienced a loss, the uninvested cash might have reduced the Fund's overall loss.

     The accounts reflected in the capsules were charged different fees than the Fund and the capsules have not been adjusted to reflect the fees and expenses payable by the Fund.

     In the following capsules "Drawdown" means losses experienced by an account over a specified period and "Worst Peak-to-Valley Drawdown" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by any account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

     Prospective investors are cautioned that the performance information set forth below is not necessarily indicative of, and has no necessary bearing on, any trading results which may be attained in the future by the Advisor, since past results are not necessarily indicative of future results. There can be no assurance that a participating investor will make any profits at all or avoid incurring substantial losses. Further, the rates of return earned when an advisor is managing a limited amount of equity may bear little relationship to those which such advisor is able to achieve managing greater amounts of equity.

                                   CAPSULE A

              Commodity Trading Advisor: Hampton Investors, Inc.
                      Name of Program: Leverage 3 Program
                Inception of Trading Client Accounts: May 1995
                    Inception of Trading Program: July 1995
                          Number of Open Accounts: 17
           Total Actual Assets under Management Overall: $16,669,222
  Total Assets Including Notional Funds under Management Overall: $24,052,194
         Total Actual Assets under Management in Program: $16,669,222
Total Assets Including Notional Funds under Management in Program: $24,052,194
                   Worst Monthly Drawdown: (12.78)%  (8/97)
                Worst Peak-to-Valley Drawdown: (12.78)% (8/97)
               Accounts closed with positive net performance: 2
               Accounts closed with negative net performance: 0

                        ======================================================
                                            Rate of Return
                                      (Computed on a compounded
                                            Monthly basis)
==============================================================================
  Month                  1998             1997            1996           1995
------------------------------------------------------------------------------
 January                 2.85%           12.07%          11.88%             --
------------------------------------------------------------------------------
February                15.79%            3.80%           0.02%             --
------------------------------------------------------------------------------
  March                 11.90%           10.94%           3.33%             --
------------------------------------------------------------------------------
  April                  3.51%          (10.73)%          4.26%             --
------------------------------------------------------------------------------
   May                   0.11%            9.14%           4.77%             --
------------------------------------------------------------------------------
  June                  (0.82)%          10.02%           1.81%             --
------------------------------------------------------------------------------
  July                  (2.62)%          14.57%          (3.65)%         (1.11)%
------------------------------------------------------------------------------
 August                                  (9.96)%          0.57%          (0.29)%
------------------------------------------------------------------------------
September                                11.19%           9.34%           6.82%
------------------------------------------------------------------------------
 October                                 (8.42)%          3.43%           1.61%
------------------------------------------------------------------------------
November                                  5.88%           4.51%          (9.65)%
------------------------------------------------------------------------------
December                                 (7.76)%         (7.31)%          2.08%
==============================================================================
  Year                  33.37%           41.91%          36.48%          (1.29)%
==============================================================================

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                   CAPSULE B

              Commodity Trading Advisor: Hampton Investors, Inc.
                      Name of Program: Leverage 2 Program
                Inception of Trading Client Accounts: May 1995
                    Inception of Trading Program: May 1995
                          Number of Open Accounts: 0
           Total Actual Assets under Management Overall: $16,669,222
  Total Assets Including Notional Funds under Management Overall: $24,052,194
              Total Actual Assets under Management in Program: $0
     Total Assets Including Notional Funds under Management in Program: $0
                     Worst Monthly Drawdown: (6.63)% 11/95
                 Worst Peak-to-Valley Drawdown: (6.63)% 11/95
               Accounts closed with positive net performance: 1
               Accounts closed with negative net performance: 0

                                               ===============================
                                                       Rate of Return
                                                  (Computed on a compounded
                                                       Monthly basis)
==============================================================================
  Month                                         1996                     1995
------------------------------------------------------------------------------
 January                                        8.55%                      --
-----------------------------------------------------------------------------
February                                        0.05%                      --
-----------------------------------------------------------------------------
  March                                         1.63%                      --
-----------------------------------------------------------------------------
  April                                         2.48%                      --
-----------------------------------------------------------------------------
   May                                          3.46%                   (0.85)%
-----------------------------------------------------------------------------
  June                                          1.57%                    (0.4)%
-----------------------------------------------------------------------------
  July                                         (1.92)%                  (0.51)%
-----------------------------------------------------------------------------
 August                                         0.31%                   (0.12)%
-----------------------------------------------------------------------------
September                                       5.05%                    3.43%
-----------------------------------------------------------------------------
 October                                        1.52%                    0.87%
-----------------------------------------------------------------------------
November                                                                (6.63)%
-----------------------------------------------------------------------------
December                                                                 1.10%
=============================================================================
Year                                           16.59%                   (2.25)%
=============================================================================

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                              The General Partner

Background and Principals

     ProFutures, Inc., a Texas corporation, began operations in December 1984 and specializes in the management of speculative managed futures accounts and funds. The General Partner has been registered with the CFTC as a commodity pool operator since January 1987 and as a commodity trading advisor and introducing broker since December 1984. The General Partner is a member of the NFA in such capacities. Its office address is 11612 Bee Cave Road, Suite 100, Austin, Texas 78733. Its telephone numbers are (800) 348-3601 and (512) 263-3800. The principals of the General Partner are Gary D. Halbert, Debi B. Halbert and Patrick W. Watson. The General Partner is also the commodity pool operator of two multi-advisor, diversified public commodity pools.

     Gary D. Halbert, born 1952, is a Director, President and majority stockholder of the General Partner. Mr. Halbert is also the Chairman, President and controlling stockholder of: (a) the Selling Agent; (b) ProFutures Fund Management, Inc., which serves as a co-general partner in private investment companies primarily engaged in the trading of securities; (c) ProFutures Capital Management, Inc., a registered investment adviser; and (d) ProFutures International, Ltd., a Bahamian corporation. Mr. Halbert has 27 years of continuous experience in the futures industry. Mr. Halbert, who has served as an arbitrator on several occasions for the NFA, holds a Master's degree in International Management from the American Graduate School (Thunderbird) and a Bachelor of Science degree from Texas Tech University.

     Debi B. Halbert, born 1955, is a Director, the Chief Financial Officer, Treasurer and minority shareholder of the General Partner. She is also: (a) the Chief Financial Officer and Treasurer of ProFutures Fund Management, Inc.; and
(b) the Chief Financial Officer, Treasurer and Director of ProFutures Financial Group, Inc., the Selling Agent, and ProFutures Capital Management, Inc. Ms. Halbert, the wife of Gary D. Halbert, attended Richland College (Texas). She has over fifteen years of experience in the futures industry. Ms. Halbert's principal responsibility is serving as Chief Financial Officer and compliance officer. She manages back-office operations and administration of the Fund and other accounts.

     Patrick W. Watson, born 1964, is Vice President of the General Partner and is involved in business development, management information systems and investor relations. Mr. Watson joined the General Partner in October 1991. He has also served as Vice President of the Selling Agent and ProFutures Capital Management, Inc. since February 1996. Mr. Watson has a Bachelor of Arts degree from Howard Payne University and a Master of Arts degree from Rice University.

Year 2000 Compliance

     The General Partner's modifications for Year 2000 systems compliance are proceeding according to plan and are expected to be completed on or before June 1999. These modifications will include all systems which substantially affect the operations of the Fund. Based on information currently available, the remaining expenditures are estimated at less than $5,000 and will cover any hardware and software upgrades, systems consulting and computer maintenance. These expenditures are not expected to have a material adverse impact on the General Partner's financial position, results of operations or cash flows in future periods. However, the failure of the General Partner's futures exchanges, clearing organizations, vendors, clients or regulators to resolve their own processing issues in a timely manner could result in a material financial risk. The General Partner is devoting the necessary resources to address all Year 2000 issues in a timely manner.

General Partner's Investment

     The General Partner is required by the Limited Partnership Agreement to maintain a general partnership investment in the Fund equal to 1% of the total contributions of all Partners to the Fund. The General Partner may make withdrawals of such investment as of the end of any month, but at all times its capital account must equal at least 1% of the Fund's Net Assets. The General Partner's general partnership interest in the Fund will, for purposes of allocating Fund expenses, be treated as Units.

Performance of the Fund and the General Partner

     The past performance of the Fund is set forth on page 16. The past performance of the General Partner's other commodity pools is set forth below.

     The General Partner is a co-general partner of ATA Research/ProFutures Diversified Fund, L.P. and is the general partner of Alternative Asset Growth Fund, L.P. These pools are multi-advisor, widely-diversified commodity pools that have previously sold interests on a public basis. The CFTC requires commodity pool operators to disclose the performance of other pools they operate for only the past five years, although the CFTC permits older performance to be included on a supplemental basis. The past performance of the General Partner's other commodity pools since inception through July 31, 1998 is set forth in the capsule performance table on the following page.

     Each of the following funds is a materially different investment than the Fund. CFTC regulations require their performance to be included in this prospectus.

     In the following capsules "Drawdown" means losses experienced by the pool over a specified period and "Worst Peak-to-Valley Drawdown" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURES RESULTS

---------------------------------------------------------------------------------------------------------
                          Summary of Capsule Performance of Other Pools
                                  operated by ProFutures, Inc.
                                       as of July 31, 1998
---------------------------------------------------------------------------------------------------------
                                      ATA Research/ProFutures                 Alternative Asset
          Name of Pool                 Diversified Fund L.P.                  Growth Fund, L.P.
---------------------------------------------------------------------------------------------------------
          Type of Pool:                   Publicly Offered                     Publicly Offered
---------------------------------------------------------------------------------------------------------
      Inception of Trading:                 August 1987                          March 1990
---------------------------------------------------------------------------------------------------------

    Aggregate Subscriptions:                $128,636,643                         $37,373,069
---------------------------------------------------------------------------------------------------------
    Current Net Asset Value:                 $73,243,914                         $14,001,700
---------------------------------------------------------------------------------------------------------
   Largest Monthly Percentage               (7.26)% (4/98)                      (6.72)% (2/96)
           Drawdown:                (Inception of Trading to Date)       (Inception of Trading to Date)

                                            (7.26)% (4/98)                      (6.72)% (2/96)
                                  (Past Five Years and Year-to-Date)   (Past Five Years and Year-to-Date)
---------------------------------------------------------------------------------------------------------
      Worst Peak-to-Valley             (17.23)% (7/93 to 10/95)             (16.13)% (7/93 to 10/95)
           Drawdown:                (Inception of Trading to Date)       (Inception of Trading to Date)

                                       (17.23)% (7/93 to 10/95)             (16.13)% (7/93 to 10/95)
                                  (Past Five Years and Year-to-Date)   (Past Five Years and Year-to-Date)
---------------------------------------------------------------------------------------------------------
        Rates of Return:
---------------------------------------------------------------------------------------------------------
        1998 through July                     (10.14)%                             (9.44)%
---------------------------------------------------------------------------------------------------------
              1997                             9.92%                                9.43%
---------------------------------------------------------------------------------------------------------
              1996                             11.13%                               4.83%
---------------------------------------------------------------------------------------------------------
              1995                             0.73%                               (3.49)%
---------------------------------------------------------------------------------------------------------
              1994                            (0.50)%                               0.85%
---------------------------------------------------------------------------------------------------------
              1993                             6.54%                                8.09%
=========================================================================================================
              1992                             2.83%                               (4.86)%
---------------------------------------------------------------------------------------------------------
              1991                             7.65%                                6.05%
---------------------------------------------------------------------------------------------------------
              1990                             38.66%                              12.44%
---------------------------------------------------------------------------------------------------------
              1989                             11.57%                                --
---------------------------------------------------------------------------------------------------------
              1988                             2.18%                                 --
---------------------------------------------------------------------------------------------------------
              1987                             1.36%                                 --
---------------------------------------------------------------------------------------------------------

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
        THE GENERAL PARTNER'S COMMODITY POOLS INCLUDED IN THE FOREGOING
           TABLE ARE MATERIALLY DIFFERENT INVESTMENTS THAN THE FUND.

                            Brokerage Arrangements

     The Fund's brokers are responsible for holding and maintaining the Fund's funds, securities, commodities and other assets on deposit, the execution or clearance of transactions, the recordkeeping, preparation and transmittal to the Fund of daily confirmations of transactions and monthly statements of account, the calculation of the balance and margin requirements of the Fund's accounts maintained at such brokers, and similar administrative functions.

     A minority of the Fund's assets are deposited primarily in one brokerage account with ING (U.S.) Securities, Futures & Options Inc., the Futures Broker. Such assets may, however, be deposited in more than one brokerage account with various futures commission merchants. The General Partner has sole responsibility for selection of the Fund's futures brokers. The designation of clearing brokers may change at any time and limited partners will receive notice of such change in the Fund's monthly reports. The General Partner also has the sole authority to negotiate brokerage rates for the Fund.

     The Futures Broker is a duly registered futures commission merchant and a member of the NFA. The Futures Broker is also registered as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. ING (U.S.) Securities, Futures & Options Inc., which was formed in 1990, operates under the trade name ING BARINGS Futures & Options Clearing Services and is a clearing firm of each of the principal U.S. futures exchanges and the Chicago Board of Options Exchange. The Futures Broker is a wholly-owned subsidiary of ING Bank N.V. in Amsterdam, one of the largest financial institutions in the world. The Futures Broker is an Illinois corporation with a principal place of business at 233 South Wacker Drive, Suite 5200, Chicago, Illinois 60606; telephone (312) 496-7000.

     At any given time, the Futures Broker may be involved in legal actions, some of which may seek significant damages. With the exception of the action noted below, during the past five years preceding the date hereof, there have been no administrative, civil or criminal actions against the Futures Broker or any of its principals -- whether pending, on appeal or concluded -- which is material in light of all the circumstances.

     In 1998, a former client filed a demand for arbitration at the National Futures Association seeking a significant award. It is alleged that the claimants' liquidation of positions on a foreign futures exchange in the volatile period of October 1997 resulted in losses. The Futures Broker is vigorously defending the claim, which it believes to be baseless.

     Under the customer agreement between the Futures Broker and the Fund, the Fund has agreed to maintain at all times such collateral and/or margin in accordance with exchange minimum margin requirements as established by the exchange on which the transaction is executed and has agreed to pay immediately on demand any amount owing with respect to any of the Fund's accounts. Margin requirements may be increased at the Futures Broker's sole and absolute discretion, and may differ from those established by the exchange on which the transaction is executed. If the Fund fails to deposit sufficient funds to pay for any commodities and/or to satisfy any demands for original and/or variation margin, or whenever in the Futures Broker's sole and absolute discretion the Futures Broker considers it necessary, the Futures Broker may, without prior demand or notice, when and if it deems appropriate, notwithstanding any rule of any exchange, liquidate the positions in the Fund's account(s), hedge and/or offset those positions in the cash market or otherwise, sell any property belonging to the Fund or in which the Fund has an interest, cancel any open orders for the purchase and sale of any property, or borrow or buy any property required to make delivery against any sales, including a short sale, effected for the Fund, all for the Fund's sole account and risk. The Fund has agreed that the Futures Broker has no duty and is not required to liquidate positions in the Fund's account(s).

     The Fund has obtained the foregoing information from the Futures Broker. Other than providing this information, the Futures Broker is not a party to and has not reviewed or passed upon the merits of this prospectus nor will the Futures Broker participate in the Fund beyond its clearing duties pursuant to a brokerage agreement, so long as that agreement is in effect.


                                Net Asset Value

     The Net Asset Value of the Fund equals its assets less its liabilities, as determined in accordance with Generally Accepted Accounting Principles, including any unrealized profits and losses on its open positions. More specifically, the Net Asset Value of the Fund equals the sum of all cash, the liquidating value (or cost of liquidation, as the case may be) of all futures and options on futures positions and the fair market value of all other assets of the Fund, less all liabilities of the Fund (including accrued liabilities, irrespective of whether such liabilities -- for example, incentive fees -- may in fact never be paid), in each case as determined by the General Partner generally in accordance with Generally Accepted Accounting Principles.


                             Conflicts of Interest

     Neither the General Partner, the Advisor, nor their respective principals and affiliates (the "Associated Parties") has established any formal procedures to resolve the following conflicts of interest. Consequently, investors cannot rely on an independent control on how the Associated Parties will resolve these conflicts to ensure that the Fund is treated equitably with other clients of the Associated Parties.

     Because no formal procedures are in place for resolving conflicts, they may be resolved by the Associated Parties in a manner which causes the Fund losses. The value of limited partners' investment may be diminished by actions or omissions which independent third parties could have prevented or corrected.

     Although the following conflicts of interest are present in the operation of the Fund, the General Partner does not believe that they are likely to have a material adverse effect on its performance. This belief is based on a number of factors, including the following:

     (i) The Advisor trades all similarly situated accounts in parallel, placing bulk orders which are allocated among the Advisor's accounts pursuant to pre-established procedures. Consequently, the Advisor has little opportunity to prefer another client over the Fund.

     (ii) The Futures Broker simply receives and executes the Advisor's bulk orders based on pre-established procedures. The Futures Broker has no ability in allocating positions to favor one account over another.

     (iii) The General Partner, as a fiduciary, is prohibited from benefiting itself at the expense of the Fund.

     Any of the Associated Parties are free to manage and advise commodity pools and commodity trading accounts in addition to the Fund's account. The General Partner or the Advisor may have a conflict of interest in rendering advice to the Fund because their respective benefit from managing some other commodity pools or commodity accounts may exceed their benefit from managing the Fund's account and, therefore, may provide an incentive to favor such other accounts. Moreover, if any of the Associated Parties makes trading decisions for such other accounts and the Fund's account at or about the same time, the Fund may be competing with such other pools or accounts for the same or similar positions. No Associated Party will enter into transactions where it knowingly and deliberately favors itself or another client over the Fund; however, the Associated Parties each have considerable flexibility to trade for other accounts, and each intends to do so to a significant extent. Accordingly, no assurance is given that the performance of all accounts controlled and managed by the Associated Parties will be identical or even similar.

     The Associated Parties may trade in the futures markets for their own accounts. An Associated Party may, as a result of a neutral allocation system or testing a new trading system, trade proprietary accounts more aggressively, or take any other actions that would not constitute a violation of applicable duties to the Fund, which includes taking positions in their proprietary accounts which are the same as, to or opposite from those positions taken for a client, including the Fund. The records of such trading will not be made available to limited partners.

     The Selling Agent will have an incentive to sell Units (despite receiving no direct compensation other than possibly any excess of the aggregate organizational charge) since the management fee received by the General Partner (its affiliate) will be greater should the Fund's capitalization increase.

     The General Partner is an affiliate of ProFutures Capital Management, Inc. ("PCM"), a registered investment adviser. Under its AdvisorLink program, PCM has selected the Advisor's mutual fund trading program as one of a few it recommends to its clients. PCM receives a portion of the fees paid to the Advisor by clients which PCM referred to the Advisor's mutual fund trading program.

     The General Partner operates two multi-advisor, diversified commodity pools. The General Partner is a co-general partner of ATA Research/ProFutures Diversified Fund, L.P. (the "Diversified Fund") and is the general partner of Alternative Asset Growth Fund, L.P. (the "Alternative Fund"). The General Partner has selected the Futures Broker to serve as the primary futures broker for both of these pools. The Futures Broker has agreed, so long as it remains the futures broker for these pools and the Fund, to purchase, under specified conditions, shares of common stock of the General Partner sufficient to meet the net worth requirement imposed on the General Partner in connection with its publicly-offered funds (including the Fund). Accordingly, there is an incentive for the General Partner to retain the Futures Broker as the primary futures broker for the Fund. In addition, the Advisor is a trading advisor to the Diversified Fund and the Alternative Fund.

     The Futures Broker acts as commodity broker for accounts other than the Fund, including accounts of the Futures Broker's affiliates and of limited partnerships of which the Futures Broker or one of its affiliates is general partner, and may have financial and other incentives to favor certain of such accounts over the Fund. The compensation received by the Futures Broker from such accounts may be more or less than the compensation the Futures Broker will receive for its services to the Fund.

     Certain employees of the Futures Broker are, and will in the future be, members of United States commodities exchanges and are and will serve on the governing bodies and standing committees of such exchanges and of their clearinghouses. In such capacities, these employees have a fiduciary duty to the exchanges and their clearinghouses which will compel such employees to act in the best interests of these entities, perhaps to the detriment of the Fund.


                        The Stock Index Futures Markets

Stock Index Futures Contracts

     Stock index futures contracts are contracts made on a commodity exchange and call for cash settlement, at the close of business on the expiration date of the contract, based on the level of the index in question at such time. In addition, under the daily marked-to-market procedure employed by commodity exchanges, there is a cash settlement each day that a trader holds an open position whereby the trader either pays or receives variation margin based on the change in the value of his position since the close of trading on the previous day.

Stock Index Options

     An option on a stock index futures contract gives the purchaser of the option the right (but not the obligation) to take a position at a specified price (the "striking," "strike" or "exercise" price) in the underlying stock index futures contract. Options have limited life spans, usually tied to the delivery or settlement date of the underlying futures contract. The value of an option at any given point in time is a function of market volatility and the price level of the underlying stock index futures contract.

Stock Index Futures Market Participants

     The two broad classifications of persons who trade in stock index futures are "hedgers" and "speculators." Financial institutions, pension plans and corporations with large equity portfolios use the stock index futures markets to hedge such portfolios against declines in overall stock index levels. In doing so, such hedgers typically accept the "delta" risk -- i.e., the risk that their actual equity portfolio will perform somewhat differently from the overall market -- for their own account. A pension plan might, for example, decide during a run-up in the S&P 500 Stock Index, that it is prudent to hedge 50% of a $100 million stock portfolio against the risk of the S&P 500 Stock Index level dropping below a certain level. Accordingly, the plan would acquire short positions in the S&P 500 Contract with an aggregate face value of $50 million when the market was at such pre-determined level. For every decline of the Index below such level, the plan would earn $1 on its short futures position for every $2 it lost in its equity portfolio -- plus or minus the extent to which such portfolio overperformed or underperformed the S&P 500 Stock Index. The objective of the hedger is to protect all or a portion of the value of his equity holdings from price declines, rather than to profit from his futures trading. The speculator, on the other hand, risks his capital with the hope of making profits from fluctuations in the price of stock index futures contracts. The speculator is, in effect, the risk bearer who assumes the risks which the hedger seeks to avoid.

     The stock index futures markets are also used by a number of market participants as a means of establishing "proxy" or "surrogate" equity portfolios which will be replaced in due course by the acquisition of actual stocks. For example, a money manager might determine that it was appropriate to rebalance an investment company's portfolio by allocating 10% of such fund's overall holdings out of fixed income instruments and into common stocks. To purchase stocks comprising the S&P 500 Stock Index and in a manner which will minimize execution costs might take several days, whereas the manager may believe that a major stock market movement is imminent. In such circumstances, the manager could acquire stock index futures contracts with a gross value equal to 10% of the investment company's portfolio, thereby immediately positioning the fund to take advantage of upward movements in overall equity price levels, and gradually close out futures positions as the fund's brokers gradually acquired the "cash" equity positions in what they considered to be the most advantageous manner.

     Another group of market participants in the stock index futures markets are institutions which engage in the arbitrage strategy commonly referred to as "program trading." Program trading involves the purchase or sale of a cash equity portfolio and the simultaneous offsetting sale or purchase of stock index futures contracts of the same aggregate face value. The purpose is to capture the pricing differentials which develop between the cash and the futures markets, whereby one is from time to time over- or under-priced with respect to the other, after taking into account the dividends one earns on actual stocks (as opposed to futures) held and the interest one earns on the assets which one would otherwise have to spend to acquire a "cash" equity position, but which one is able to retain if such position is established in the futures markets, in which it is not necessary to acquire any actual stocks. Barring execution "slippage" the arbitrage position established in a classic program trade should be riskless because upon the expiration of the stock index futures contracts acquired, the value of such contracts would equal the value of the "cash" stock index, thereby causing the program traders' futures and cash positions exactly to offset each other.

Speculative Position Limits

     The exchanges have established, and the CFTC has approved, limits, referred to as "speculative position limits," on the maximum net long or net short position that any person (other than a hedger) may hold or control in stock index futures contracts. The position limit for the S&P 500 Contract is very high relative to other stock indices. The principal purpose of speculative position limits is to prevent a "corner" on a market or undue influence on prices by any single trader or group of traders.

Daily Limits

     The exchanges have established, and the CFTC has approved, regulations which limit the amount of fluctuation in stock index futures prices during a single trading day. These regulations specify what are referred to as "daily price fluctuation limits" or more commonly "daily limits." The daily limits establish the maximum amount by which the price of a stock index futures contract may vary either up or down from the previous day's settlement price at the end of the trading session. Once the daily limit has been reached in a particular commodity for delivery in a particular month, it may be difficult, costly or impossible to liquidate positions in that futures contract. Since "daily limits" restrict price movements only for a given trading day, they do not limit ultimate losses.

Regulation

     Commodity exchanges in the United States, and trading thereon, are subject to regulation by the CFTC under the CEA. In addition, the various commodity exchanges themselves exercise regulatory and supervisory authority over their members.

     The CFTC also regulates the activities of "commodity trading advisors" and "commodity pool operators" and has adopted regulations with respect to certain of such persons' activities. Under the CEA, a registered commodity pool operator, such as the General Partner, is required to make annual filings with the CFTC describing its organization, capital structure, management and controlling persons. In addition, the CEA authorizes the CFTC to require the maintenance of specified books and records and the preparation of disclosure documents by registered commodity pool operators. Pursuant to such authority, the CFTC requires a commodity pool operator to keep accurate, current and orderly records with respect to each pool it operates. The CFTC has delegated substantial authority to review such books, records and documents to the NFA. The CFTC may suspend the registration of a commodity pool operator (i) if the CFTC finds that the operator's trading practices tend to disrupt orderly market conditions, (ii) if any controlling person of the pool operator is subject to an order of the CFTC denying such person trading privileges on any exchange and
(iii) in certain other circumstances. Suspension or termination of the General Partner's registration as a commodity pool operator would prevent it, until such time (if any) as such registration were reinstated, from acting as general partner of the Fund, and would be likely to result in the termination of the Fund.

     The CEA gives similar authority to the CFTC with respect to the activities of "commodity trading advisors," such as the Advisor. If the Advisor's registration as a commodity trading advisor were to be terminated or suspended, it would be unable, until such time (if any) as such registration was reinstated, to render trading advice to the Fund and the Fund's trading activities would be suspended unless the General Partner selected another trading advisor, which would be unlikely.

     The CEA requires all "futures commission merchants," such as the Futures Broker, to meet and maintain specified financial requirements, account separately for all customers' funds and positions, and maintain specified books and records open to inspection by the staff of the CFTC. The CFTC has, in effect, delegated responsibility to audit compliance with such financial requirements to the commodity exchanges and the NFA. The CEA authorizes the CFTC to regulate trading by futures commission merchants and their officers and directors, permits the CFTC to require action by exchanges in the event of market emergencies, and establishes a reparations procedure under which commodity customers may institute complaints for damages arising from alleged violations of the CEA by persons required to be registered thereunder. The CEA also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

     Limited partners are afforded certain rights to institute reparation proceedings under the CEA for violations of the CEA or of any rule, regulation or order of the CFTC by the General Partner, the Advisor or the Futures Broker.

     The NFA is a "registered futures association" under Section 17 of the CEA. At the present time, the NFA is the only non-exchange, self-regulatory organization for commodities industry professionals. The NFA also arbitrates disputes between members and their customers and conducts registration and fitness screening of applicants for membership.

     The regulations of the CFTC and the NFA prohibit any representation by a person registered with the CFTC or by a member of the NFA, respectively, that such registration or membership in any respect indicates that the CFTC or the NFA, as the case may be, has approved or endorsed such person or such person's trading program or objectives. The registrations and memberships described above must not be considered as constituting any such approval or endorsement.

     The regulation of futures contract trading in the United States and other countries is a constantly changing area of the law. The various statements made herein are subject to modification by legislative action and changes in the rules and regulations of the CFTC, the NFA, commodity exchanges and other regulatory bodies.

Margins

     Initial margin is the minimum amount of funds that must be deposited by a commodity futures trader with his commodity broker in order to initiate futures trading. Maintenance margin is the minimum which must remain on deposit with the broker to maintain the trader's open positions in futures contracts. A margin deposit, like a cash performance bond, helps assure the commodity trader's performance of his obligations under his open positions. The initial margin on the S&P 500 Contract is currently set at approximately 3%-5% of contract value.

     The minimum amount of margin required to acquire or maintain a particular futures contract is set from time to time by the exchange upon which such commodity futures contract is traded and may be modified from time to time by the exchange during the term of the contract. Brokerage firms carrying accounts for traders in commodity futures contracts may increase the amount of margin required as a matter of policy in order to further protect themselves. Such increased margin requirements may apply to existing positions held by the Fund as well as to positions acquired in the future.

     When the market value of a particular open commodity futures or option position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call will be made by the trader's commodity broker. If the margin call is not met within a reasonable time, the broker is generally required to close out the trader's position. Margin requirements are computed each day by the trader's commodity broker. With respect to the Fund's trading, the Fund, and not the limited partners personally, will be subject to margin calls.

     The foregoing description of the stock index futures markets is intended to provide only a summary of selected aspects of this industry and should not be viewed as being either comprehensive or exhaustive. Prospective investors should have a general familiarity with the stock index futures markets and may consult an independent adviser or contact the General Partner for further information.

                 Summary of the Limited Partnership Agreement

     The Fund's Limited Partnership Agreement effectively gives the General Partner full control over the management of the Fund. Limited partners have no voice in its operations. In addition, the General Partner in its operation of the Fund is specifically authorized to engage in the transactions described herein, and is exculpated and indemnified by the Fund against claims sustained in connection with the Fund, provided that such claims were not the result of negligence or misconduct and that the General Partner determined that such conduct was in the best interests of the Fund.

     Although limited partners investors have no right to participate in the control or management of the Fund, they are entitled to: (i) vote on a variety of different matters; (ii) receive annual audited financial statements, unaudited monthly reports and timely tax information; (iii) inspect the Fund's books and records; (iv) redeem Units; and (v) not have the business terms of the Fund changed in a manner which increases the compensation received by the General Partner or its affiliates without the consent of a majority of the limited partners.

     Limited partners' voting rights extend to any proposed change in the Limited Partnership Agreement which would adversely affect them, as well as to their right to terminate the Fund's contracts with affiliates of the General Partner. Limited partners also have the right to call meetings of the Fund in order to permit limited partners to vote on any matter on which they are entitled to vote, including the removal of the General Partner as general partner of the Fund.

     Limited partners or their duly authorized representatives may inspect the Fund's books and records, for a purpose related to their status as limited partners in the Fund, during normal business hours upon reasonable written notice to the General Partner. They may also obtain copies of such records upon payment of reasonable reproduction costs; provided, however, that such limited partners represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such limited partners' interest in the Fund.

     The Limited Partnership Agreement provides for the economic and tax allocations of the Fund's profit and loss. Economic allocations are based on investors' capital accounts, and the tax allocations generally attempt to equalize tax and capital accounts by, for example, making a priority allocation of taxable income to limited partners who redeem at a profit.

     The General Partner may amend the Limited Partnership Agreement in any manner not adverse to the limited partners without need of obtaining their consent.


                               Tax Consequences

     In the opinion of Sidley & Austin, the following summary of the tax consequences to United States taxpayers who are individuals is materially correct. Sidley & Austin's opinion is filed as an Exhibit to the Registration Statement of which this prospectus is a part.

Partnership Tax Status of the Fund

     Based on the type of income expected to be earned by the Fund, it will not be treated as a "publicly-traded partnership," and, therefore, will not pay federal income tax.

Taxation of Partners on Profits or Losses of the Fund

     Each Partner must pay tax on his share of the Fund's income and gains. Such share must be included each year in a Partner's taxable income whether or not such Partner has redeemed Units. In addition, a Partner may be subject to paying taxes on the Fund's interest income even though the Net Asset Value per Unit has decreased due to trading losses. See "--Tax on Capital Gains and Losses; Interest Income," below.

     The Fund provides each Partner with an annual schedule of his share of tax items. The Fund generally allocates these items equally to each Unit. However, when a Partner redeems Units, the Fund allocates capital gains or losses so as to reduce or eliminate any difference between the redemption proceeds and the tax accounts of such Units.

Limited Deductibility of Fund Losses and Deductions

     A Partner may not deduct Fund losses or deductions in excess of his tax basis in his Units as of year-end. Generally, a Partner's tax basis in his Units is the amount paid for such Units reduced (but not below zero) by his share of any Fund distributions, losses and deductions and increased by his share of the Fund's income and gains.

Limited Deductibility for Certain Expenses

     For individuals who itemize deductions, the expenses of producing income, including "investment advisory fees," are to be aggregated with unreimbursed employee business expenses and certain other expenses of producing income (collectively, the "Aggregate Investment Expenses"), and such Aggregate Investment Expenses will be deductible only to the extent in excess of 2% of the individual's adjusted gross income. In addition, Aggregate Investment Expenses in excess of the 2% threshold, when combined with certain other itemized deductions, are subject to a reduction generally equal to 3% of the individual's adjusted gross income in excess of a certain threshold amount. Moreover, such Aggregate Investment Expenses are miscellaneous itemized deductions, which are not deductible by an individual in calculating his or her alternative minimum tax liability.

     The IRS might contend that the management fees, the incentive fee and other expenses of the Fund constitute "investment advisory fees." If this contention were sustained, an individual Partner's pro rata share of the amounts so characterized would be included in Aggregate Investment Expenses potentially subject to these deduction limitations. In addition, each individual Partner's share of income from the Fund would be increased (solely for tax purposes) by such Partner's pro rata share of the amounts so characterized.

     PROSPECTIVE INVESTORS MUST CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FOREGOING "INVESTMENT ADVISORY FEES" ISSUE, WHICH IS A MATTER OF UNCERTAINTY AND COULD HAVE A MATERIAL IMPACT ON AN INVESTMENT IN THE FUND IN TERMS OF THE TOTAL TAX PAYABLE.

Year-End Mark-to-Market of Open Positions

     Section 1256 Contracts are futures, futures options traded on U.S. exchanges and stock index options. Currently, all of the Fund's open positions are Section 1256 Contracts. Section 1256 Contracts that remain open at the end of each year are treated for tax purposes as if such positions had been sold and any gain or loss recognized. The gain or loss on Section 1256 Contracts is characterized as 40% short-term capital gain or loss and 60% long-term capital gain or loss regardless of how long any given position has been held. Non-U.S. exchange-traded futures are generally non-Section 1256 Contracts. Gain or loss on any non-Section 1256 Contracts will be recognized when sold by the Fund and will be primarily short-term gain or loss.

Tax on Capital Gains and Losses; Interest Income

     As described under "--Year-End Mark-to-Market of Open Positions," the Fund's trading, not including its cash management which generates primarily ordinary income, generates 60% long-term capital gains or losses and 40% short-term capital gains or losses from its Section 1256 Contracts and primarily short-term capital gain or loss from any non-Section 1256 Contracts. Individuals pay tax on long-term capital gains at a maximum rate of 20%. Short-term capital gains are subject to tax at the same rates as ordinary income, with a maximum rate of 39.6% for individuals.

     Individual taxpayers may deduct capital losses only to the extent of their capital gains plus $3,000. Accordingly, the Fund could incur significant losses but a limited partner could be required to pay taxes on his share of the Fund's interest income.

     If an individual taxpayer incurs a net capital loss for a year, he may elect to carry back (up to three years) the portion of such loss which consists of a net loss on Section 1256 Contracts. A taxpayer may deduct such losses only against net capital gain for a carryback year to the extent that such gain includes gains on Section 1256 Contracts. To the extent that a taxpayer could not use such losses to offset gains on Section 1256 Contracts in a carryback year, the taxpayer may carry forward such losses indefinitely as losses on
Section 1256 Contracts.

Syndication Expenses

     Neither the Fund nor any limited partner will be entitled to any deduction for the Fund's syndication expenses, including the one-time upfront organizational charge paid to the General Partner and any amount paid by the General Partner to any Additional Selling Agents, nor can such expenses be amortized by the Fund or any limited partner.

Unrelated Business Taxable Income

     Tax-exempt limited partners will not be required to pay tax on their share of income or gains of the Fund, provided that such limited partners do not purchase Units with borrowed funds.

IRS Audits of the Fund and Its Partners

     The IRS is required to audit Fund-related items at the Fund level rather than the partner level. The General Partner is the Fund's "tax matters partner" with general authority to determine the Fund's responses to a tax audit. If an audit of the Fund results in an adjustment, all partners may be required to pay additional taxes plus interest as well as penalties.

State and Other Taxes

     In addition to the federal income tax consequences described above, the Fund and the partners may be subject to various state and other taxes.
                             ____________________

     Prospective investors are urged to consult their tax advisers before deciding whether to invest.

                      Purchases by Employee Benefit Plans

In General

     This section sets forth certain consequences under ERISA and the Code which a fiduciary of an "employee benefit plan" as defined in and subject to ERISA or of a "plan" as defined in Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan's assets in the Fund (such "employee benefit plans" and "plans" being referred to herein as "Plans," and such fiduciaries with investment discretion being referred to herein as "Plan Fiduciaries"). Furthermore, all potential investors should read the following disclosure because it describes certain issues that could affect the Fund as a consequence of Plans purchasing Units. The terms "employee benefit plans" and "plans" include, but are not limited to, corporate pension and profit sharing plans, "simplified employee pension plans," KEOGH plans for self-employed individuals (including partners), individual retirement accounts described in
Section 408 of the Code and medical benefit plans.

Special Investment Considerations

     Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund plays or would play in the Plan's overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the terms of the Plan and related trust.

The Fund Should Not Be Deemed To Hold "Plan Assets"

     A regulation issued under ERISA (the "ERISA Regulation") contains rules for determining when an investment by a Plan in an equity interest of a limited partnership will result in the underlying assets of the partnership being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., "plan assets"). Those rules provide in pertinent part that assets of a limited partnership will not be plan assets of a Plan which purchases an equity interest in the partnership if (i) investment by all "benefit plan investors" is not significant (the "Participation Exception"), or (ii) the equity interest purchased is a "publicly-offered security" (the "Publicly-Offered Security Exception"). If the underlying assets of a partnership are considered to be assets of any Plan for purposes of ERISA or Section 4975 of the Code, the operations of such partnership would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code.

     The Participation Exception applies if, immediately after the most recent acquisition of an equity interest of the partnership, "benefit plan investors" (defined as any Plan, any other employee benefit plan as defined in, but not subject to, ERISA and any entity deemed for any purpose of ERISA or Section 4975 of the Code to hold assets of any employee benefit plan or plan) own, in the aggregate, less than 25% of the value of each class of equity interests of the partnership (determined by not including the investments of persons with discretionary authority or control over the assets of such partnership, certain other persons and their "affiliates" (as defined in the ERISA Regulation)).

     The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) "freely transferable" (determined based on the applicable facts and circumstances), (2) part of a class of securities that is "widely held" (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other) and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer in which the offering of such security occurred.

     Prior to the date of this Prospectus, the General Partner relied upon the Participation Exception to avoid having the underlying assets of the Fund be plan assets. As of the date of this Prospectus, the General Partner believes that the Publicly-Offered Security Exception will apply with respect to the Units and, accordingly, will rely upon such exception, instead of the Participation Exception, to avoid having the underlying assets of the Fund be plan assets.

     In the event that the number of investors holding Units who are independent of the Fund and of each other drops below 100, the Publicly-Offered Security Exception may no longer apply and, therefore, the General Partner intends, in such situation, to thereafter comply with the Participation Exception. In addition, if it is determined for any other reason that the Units do not qualify as publicly-offered securities under the ERISA Regulation, the General Partner intends to thereafter comply with the Participation Exception. Such Exception would require the General Partner to restrict the aggregate investment by benefit plan investors to under 25% of the total capital of each class of equity interests of the Fund (not including any investments of the General Partner, the Advisor, the Cash Manager and certain other persons). Furthermore, because the 25% test is ongoing, it not only restricts additional investment by benefit plan investors, but also can cause the General Partner to require that existing benefit plan investors withdraw from the Fund in the event that other investors withdraw. If rejection of subscriptions or such mandatory withdrawals are necessary, as determined by the General Partner, so that the assets of the Fund will not be plan assets, the General Partner will effect such rejections or withdrawals in such manner as the General Partner, in its sole discretion, determines.

Ineligible Purchasers

     Units may not be purchased with the assets of a Plan if the General Partner, the Advisor, the Selling Agent, any Additional Selling Agents, the Futures Broker, the Cash Manager or any of their respective affiliates either:
(a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the plan; or (c) is an employer maintaining or contributing to such Plan.

     ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF ANY PLAN IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER OR THE ADVISOR THAT AN INVESTMENT IN THE UNITS IS APPROPRIATE OR AUTHORIZED FOR SUCH PLAN. EACH PLAN FIDUCIARY CONSIDERING ACQUIRING UNITS MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO.

                                    General

     Sidley & Austin has advised the General Partner on the offering of the Units. Sidley & Austin drafted "Tax Consequences." Sidley & Austin does not serve as counsel to the Fund or to the limited partners.

     The balance sheet of the General Partner as of June 30, 1998 and the financial statements of the Fund as of December 31, 1997 and for the period August 21, 1997 (inception) to December 31, 1997 included herein have been audited by Arthur F. Bell, Jr. & Associates, L.L.C.

                             Financial Statements


                         Index to Financial Statements

                                                                        Page
                                                                        ----

ProFutures Bull & Bear Fund, L.P.

  Independent Auditor's Report...........................................46
  Statements of Financial Condition as of July 31, 1998 (Unaudited)
    and December 31, 1997 (Audited)......................................47
  Statements of Operations for the Seven Months Ended July 31, 1998
    (Unaudited) and For the Period August 21, 1997 (inception) to
    December 31, 1997 (Audited)..........................................48
  Statements of Changes in Partners' Capital (Net Asset Value)
    For the Seven Months Ended July 31, 1998 (Unaudited) and
    For the Period August 21, 1997 (inception) to December 31,1997
    (Audited)............................................................49
  Notes to Financial Statements For the Seven Months Ended
    July 31, 1998 (Unaudited) and For the Period August 21, 1997
    (inception) to December 31,1997 (Audited)............................50

ProFutures Inc.

  Independent Auditor's Report...........................................55
  Balance Sheet as of June 30, 1998......................................56
  Notes to Balance Sheet.................................................57

                            ______________________

        Schedules are omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial statements or notes thereto.
                                _______________

                         INDEPENDENT AUDITOR'S REPORT
                         ----------------------------

To the Partners
ProFutures Bull & Bear Fund, L.P.

We have audited the accompanying statement of financial condition of ProFutures Bull & Bear Fund, L.P. as of December 31, 1997, and the related statements of operations and changes in partners' capital (net asset value) for the period August 21, 1997 (inception) to December 31, 1997. These financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ProFutures Bull & Bear Fund, L.P. as of December 31, 1997, and the results of its operations and the changes in its net asset value for the period August 21, 1997 (inception) to December 31, 1997, in conformity with generally accepted accounting principles.


ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.


March 9, 1998
Lutherville, Maryland

                       PROFUTURES BULL & BEAR FUND, L.P.
                       STATEMENTS OF FINANCIAL CONDITION
           JULY 31, 1998 (UNAUDITED) AND DECEMBER 31, 1997 (AUDITED)

--------------------------------------------------------------------------------

                                                             July 31,      December 31,
                                                               1998           1997
                                                            (Unaudited)     (Audited)
                                                            -----------    ------------
ASSETS
  Equity in broker trading account
    Cash                                                    $1,565,849      $  585,732
    Unrealized gain on open contracts                            6,650           2,175
                                                            ----------      ----------

        Deposits with broker                                 1,572,499         587,907

   Cash and cash equivalents                                 6,036,905       2,275,163
   Subscriptions receivable                                    383,237          69,694
                                                            ----------      ----------

        Total assets                                        $7,992,641      $2,932,764
                                                            ==========      ==========

LIABILITIES
  Accounts payable                                          $   18,871      $   11,744
  Commissions and other trading fees
   on open contracts                                               320             189
  General Partner management fee                                18,038           6,095
                                                            ----------      ----------

        Total liabilities                                       37,229          18,028
                                                            ----------      ----------

PARTNERS' CAPITAL (Net Asset Value)
  General Partner - 61.4461 and 30.6159 units outstanding
   at July 31, 1998 and December 31, 1997                       72,891          29,313
  Limited Partners - 6,644.8448 and 3,013.6483 units
   outstanding at July 31, 1998 and December 31, 1997        7,882,521       2,885,423
                                                            ----------      ----------

        Total partners' capital
         (Net Asset Value)                                   7,955,412       2,914,736
                                                            ----------      ----------

        Total liabilities and partners' capital             $7,992,641      $2,932,764
                                                            ==========      ==========

                            See accompanying notes.

       Past performance is not necessarily indicative of future results.

                       PROFUTURES BULL & BEAR FUND, L.P.
                         STATEMENTS OF OPERATIONS FOR
             THE SEVEN MONTHS ENDED JULY 31, 1998 (UNAUDITED) AND
   FOR THE PERIOD AUGUST 21, 1997 (INCEPTION) TO DECEMBER 31, 1997 (AUDITED)

--------------------------------------------------------------------------------

                                          Seven
                                          Months         Period
                                          Ended          Ended
                                         July 31,     December 31,
                                           1998           1997
                                        (Unaudited)    (Audited)
                                        -----------   ------------
INCOME
  Trading gains (losses)
    Realized                              $789,454     $(116,342)
    Change in unrealized                     4,475         2,175
                                          --------     ---------

        Gain (loss) from trading           793,929      (114,167)

  Interest income                          150,530        19,520
                                          --------     ---------

        Total gain (loss)                  944,459       (94,647)
                                          --------     ---------

EXPENSES
  Brokerage commissions                      2,946           564
  General Partner management fee            81,845         9,826
  Advisor incentive fee                    171,310             0
  Operating expenses                        31,070        11,704
                                          --------     ---------

        Total expenses                     287,171        22,094
                                          --------     ---------

NET INCOME (LOSS)                         $657,288     $(116,741)
                                          ========     =========

NET INCOME (LOSS) PER UNIT
 (based on weighted average number of
 units outstanding during the period      $ 164.50     $  (48.21)
                                          ========     =========

INCREASE (DECREASE) IN NET
 ASSET VALUE PER UNIT                     $ 228.81     $  (42.55)
                                          ========     =========

                            See accompanying notes.


       Past performance is not necessarily indicative of future results.

                       PROFUTURES BULL & BEAR FUND, L.P.
         STATEMENTS OF CHANGES IN PARTNERS' CAPITAL (NET ASSET VALUE)
           FOR THE SEVEN MONTHS ENDED JULY 31, 1998 (UNAUDITED) AND
   FOR THE PERIOD AUGUST 21, 1997 (INCEPTION) TO DECEMBER 31, 1997 (AUDITED)


----------------------------------------------------------------------------------------------------


                                      Total                           Partners' Capital
                                    Number of              ----------------------------------------
                                      Units                General        Limited          Total
                                   -----------             -------        -------          -----
     Audited
     -------

Balances at
  August 21, 1997 (inception)           0.0000            $      0       $        0      $        0

Additions                           3,044.2642              30,198        3,001,279       3,031,477

Net (loss) for the period
  August 21, 1997 (inception)
  to December 31, 1997                                        (885)        (115,856)       (116,741)
                                    ----------            --------       ----------      ----------

Balances at
  December 31, 1997                 3,044.2642              29,313        2,885,423       2,914,736

     Unaudited
     ---------

Net income for the seven months
  ended July 31, 1998                                        6,647          650,641         657,288

Additions                           3,741.1284              36,931        4,436,951       4,473,882

Redemptions                           (79.1017)                  0          (90,494)        (90,494)
                                    ----------            --------       ----------      ----------

Balances at
  July 31, 1998                     6,706.2909            $ 72,891       $7,882,521      $7,955,412
                                    ==========            ========       ==========      ==========



                                                                Net Asset Value Per Unit
                                                            ---------------------------------
                                                             July 31,            December 31,
                                                               1998                  1997
                                                               ----                  ----
                                                            $1,186.26              $957.45
                                                            =========              =======



                            See accompanying notes.

       Past performance is not necessarily indicative of future results.

                       PROFUTURES BULL & BEAR FUND, L.P.
                         NOTES TO FINANCIAL STATEMENTS
           FOR THE SEVEN MONTHS ENDED JULY 31, 1998 (UNAUDITED) AND
   FOR THE PERIOD AUGUST 21, 1997 (INCEPTION) TO DECEMBER 31, 1997 (AUDITED)
--------------------------------------------------------------------------------

Note 1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          A.   General Description of the Fund

               ProFutures Bull & Bear Fund, L.P. (the "Fund") is a Delaware limited partnership which operates as a commodity investment pool. It is subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry, rules of the National Futures Association, an industry self-regulatory organization, and the requirements of commodity exchanges and Futures Commission Merchants (brokers) through which the Fund trades.

               The Fund was organized on August 21, 1997 and commenced trading on November 20, 1997.

          B.   Method of Reporting

               The Fund's financial statements are presented in accordance with generally accepted accounting principles, which require the use of certain estimates made by the Fund's management. Gains or losses are realized when contracts are liquidated. Unrealized gains or losses on open contracts (the difference between contract purchase price and market price) at the date of the statement of financial condition are included in equity in the broker trading account. Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations.

          C.   Cash and Cash Equivalents

               Cash and cash equivalents includes cash and short-term investments in fixed income securities.

          D.   Brokerage Commissions

               Brokerage commissions include other trading fees and are charged to expense when contracts are opened.


       Past performance is not necessarily indicative of future results.

                       PROFUTURES BULL & BEAR FUND, L.P.
                   NOTES TO FINANCIAL STATEMENTS (continued)
           FOR THE SEVEN MONTHS ENDED JULY 31, 1998 (UNAUDITED) AND
   FOR THE PERIOD AUGUST 21, 1997 (INCEPTION) TO DECEMBER 31, 1997 (AUDITED)
--------------------------------------------------------------------------------

Note 1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
          (CONTINUED)

          E.   Income Taxes

               The Fund prepares calendar year U.S. and state information tax returns and reports to the partners their allocable shares of the Fund's income, expenses and trading gains or losses.

          F.   Organizational Charge

               The General Partner pays all organizational and offering costs of the Fund. As reimbursement for such costs, the General Partner (or the Distributor, ProFutures Financial Group, Inc., a broker/dealer affiliate of the General Partner) receives an organizational charge of 1% of the subscription amount of each subscriber to the Fund. Additions are reflected in the statement of changes in partners' capital (net asset value) net of such organizational charge totaling $44,739 for the seven months ended July 31, 1998 and $30,315 for the period August 21, 1997 (inception) to December 31, 1997.

Note 2.   GENERAL PARTNER

          The General Partner of the Fund is ProFutures, Inc., which conducts and manages the business of the Fund. The Limited Partnership Agreement requires the General Partner to maintain a capital account equal to at least 1% of the total capital of the Fund.

          The General Partner is paid a monthly management fee equal to 1/4 of 1% (3% annually) of month-end Net Assets (as defined in the Limited Partnership Agreement).

Note 3.   COMMODITY TRADING ADVISOR

          The Fund has an advisory contract with Hampton Investors, Inc. pursuant to which the Fund pays a quarterly incentive fee equal to 20% of New Trading Profits (as defined in the advisory contract).

       Past performance is not necessarily indicative of future results.

                       PROFUTURES BULL & BEAR FUND, L.P.
                   NOTES TO FINANCIAL STATEMENTS (continued)
           FOR THE SEVEN MONTHS ENDED JULY 31, 1998 (UNAUDITED) AND
   FOR THE PERIOD AUGUST 21, 1997 (INCEPTION) TO DECEMBER 31, 1997 (AUDITED)
--------------------------------------------------------------------------------

Note 4.   DEPOSITS WITH BROKER

          The Fund deposits funds with ING (U.S.) Securities, Futures & Options Inc. to act as broker subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements. Margin requirements are satisfied by the deposit of cash with such broker. The Fund earns interest income on its cash deposited with the broker.

Note 5.   SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS

          Investments in the Fund are made by subscription agreement, subject to acceptance by the General Partner.

          The Fund is not required to make distributions, but may do so at the sole discretion of the General Partner. A Limited Partner may request and receive redemption of units owned, subject to restrictions in the Limited Partnership Agreement.

Note 6.   TRADING ACTIVITIES AND RELATED RISKS

          The Fund engages in the speculative trading of stock index futures contracts ("derivatives") on U.S. exchanges. The Fund is exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

          Purchase and sale of futures contracts requires margin deposits with the broker. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker's proprietary activities. A customer's cash and other property (for example, U.S. Treasury bills) deposited with a broker are considered commingled with all other customer funds subject to the broker's segregation requirements. In the event of a broker's insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than total cash and other property deposited.

          The Fund has a substantial portion of its assets on deposit with financial institutions in connection with its cash management activities. In the event of a financial institution's insolvency, recovery of Fund assets on deposit may be limited to account insurance or other protection afforded such deposits. In the normal course of business, the Fund does not require collateral from such financial institutions.

       Past performance is not necessarily indicative of future results.

                       PROFUTURES BULL & BEAR FUND, L.P.
                   NOTES TO FINANCIAL STATEMENTS (continued)
           FOR THE SEVEN MONTHS ENDED JULY 31, 1998 (UNAUDITED) AND
   FOR THE PERIOD AUGUST 21, 1997 (INCEPTION) TO DECEMBER 31, 1997 (AUDITED)

--------------------------------------------------------------------------------

Note 6.   TRADING ACTIVITIES AND RELATED RISKS (CONTINUED)

          For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Fund is exposed to a market risk equal to the value of futures contracts purchased and unlimited liability on such contracts sold short.

          The fair value of derivatives represents unrealized gains and losses on open futures contracts. The average fair value of derivatives for the seven months ended July 31, 1998 and for the period November 20, 1997 (commencement of trading) to December 31, 1997 was approximately $140,000 and $30,000, respectively, and the related values at July 31, 1998 and December 31, 1997 were approximately $7,000 and $2,000, respectively.

          Net trading results from derivatives for the seven months ended July 31, 1998 and for the period August 21, 1997 (inception) to December 31, 1997 are reflected in the statement of operations and equal gain
          (loss) from trading less brokerage commissions. Such trading results reflect the net gain (loss) arising from the Fund's speculative trading of futures contracts.

          At July 31, 1998 and December 31, 1997, the notional amount of open contracts to purchase totaled approximately $0 and $5,600,000, respectively, and the notional amount of open contracts to sell totaled approximately $18,800,000 and $0, respectively. These amounts do not represent the Fund's risk of loss due to market and credit risk, but rather represent the Fund's extent of involvement in derivatives at the date of the statement of financial condition.

          The General Partner has established procedures to actively monitor and minimize market and credit risk. The Limited Partners bear the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

Note 7.   SUBSEQUENT EVENTS

          The General Partner of the Fund commenced procedures to register the Fund's units with the Securities and Exchange Commission under the Securities Act of 1933. The General Partner anticipates filing an initial Registration Statement on Form S-1 in September 1998. In connection with this registration, the General Partner anticipates amending and restating the Limited Partnership Agreement.

       Past performance is not necessarily indicative of future results.

                       PROFUTURES BULL & BEAR FUND, L.P.
                   NOTES TO FINANCIAL STATEMENTS (continued)
           FOR THE SEVEN MONTHS ENDED JULY 31, 1998 (UNAUDITED) AND
   FOR THE PERIOD AUGUST 21, 1997 (INCEPTION) TO DECEMBER 31, 1997 (AUDITED)

--------------------------------------------------------------------------------

Note 8.   INTERIM FINANCIAL STATEMENTS

          The statement of financial condition as of July 31, 1998 and the statements of operations and changes in partners' capital (net asset value) for the seven months ended July 31, 1998 are unaudited. In the opinion of management, such financial statements reflect all adjustments, which were of a normal and recurring nature, necessary for a fair presentation of financial position as of July 31, 1998 and the results of operations for the seven months ended July 31, 1998.

       Past performance is not necessarily indicative of future results.

                         INDEPENDENT AUDITOR'S REPORT
                         ----------------------------


To the Stockholders and Board of Directors
ProFutures, Inc.


We have audited the accompanying balance sheet of ProFutures, Inc. as of June 30, 1998. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of ProFutures, Inc. as of June 30, 1998, in conformity with generally accepted accounting principles.



ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

Lutherville, Maryland
August 21, 1998

                                PROFUTURES, INC.
                                 BALANCE SHEET
                                 June 30, 1998

                                   ---------




ASSETS
     Cash and cash equivalents                              $420,231
     Management fees receivable                              237,248
     General partner interests in commodity pools            308,679
     Other assets                                              8,574
                                                            --------

                                                             974,732
                                                            --------

     Fixed Assets
        Furniture and fixtures                                13,866
        Office equipment                                     122,124
        Leasehold improvements                                 1,900
                                                            --------

                                                             137,890
     Less: Accumulated depreciation                          128,906
                                                            --------

                                                               8,984
                                                            --------

           Total assets                                     $983,716
                                                            ========

LIABILITIES
     Accounts payable                                       $ 14,952
     Franchise tax payable                                    17,530
                                                            --------

           Total liabilities                                  32,482
                                                            --------

STOCKHOLDERS' EQUITY
     Common stock - no par value; 1,000,000 shares
      authorized; 5,251 shares issued and outstanding          1,000
     Retained earnings                                       950,234
                                                            --------

           Total stockholders' equity                        951,234
                                                            --------

           Total liabilities and stockholders' equity       $983,716
                                                            ========

                            See accompanying notes.

                           PURCHASERS OF UNITS WILL
                     ACQUIRE NO INTEREST IN THIS COMPANY.

                               PROFUTURES, INC.
                            NOTES TO BALANCE SHEET
                              ------------------



Note 1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          A.   General

               ProFutures, Inc. (the "Company") is a Texas corporation, organized on December 3, 1984, which specializes in speculative managed futures accounts. The Company is a Commodity Trading Advisor, Commodity Pool Operator and a Guaranteed Introducing Broker registered with and subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States government which regulates most aspects of the commodity futures industry. It is also a member of and subject to the rules of the National Futures Association, an industry self-regulatory organization.

          B.   Method of Accounting

               The balance sheet is presented in accordance with generally accepted accounting principles. The preparation of the balance sheet in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates, and such differences may be material to the financial statement.

          C.   Cash and Cash Equivalents

               Cash and cash equivalents consist of cash and a money market mutual fund account.

          D.   Management Fees

               Management fees are accrued based on the terms of the related agreements.

          E.   General Partner Interests in Commodity Pools

               The Company is the general partner or co-general partner of several commodity pools formed as limited partnerships, collectively referred to as partnerships. The Company's investments in partnerships are carried at its share of the underlying equity in the net asset value of the limited partnerships. The partnerships carry their assets and liabilities at fair value as required by generally accepted accounting principles for such entities.

               As a general partner, the Company has a fiduciary responsibility to the limited partnerships and potential liability beyond amounts recognized as an asset in the balance sheet.


                           PURCHASERS OF UNITS WILL
                      ACQUIRE NO INTEREST IN THIS COMPANY.

                               PROFUTURES, INC.
                      NOTES TO BALANCE SHEET (CONTINUED)

                              ------------------



Note 1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
          (CONTINUED)

          F.   Fixed Assets

               Fixed assets are stated at cost. Depreciation and amortization is provided for using straight-line and accelerated methods with lives that range from 5 to 31 years.

          G.   Income Taxes

               The Company has elected "S" corporation status under the Internal Revenue Code, pursuant to which the Company does not pay U.S. corporate income tax on its taxable income. Instead, the stockholders are liable for individual income tax on the Company's taxable income. However, the Company is liable for Texas Franchise tax, which has been reflected in the balance sheet.

Note 2. GENERAL PARTNER INTERESTS IN COMMODITY POOLS

     ProFutures, Inc. is a general partner and commodity pool operator of ATA Research/ProFutures Diversified Fund, L.P., Alternative Asset Growth Fund, L.P. and ProFutures Bull & Bear Fund, L.P., collectively referred to as partnerships.

     Summarized activity for the Company's investments in partnerships is as follows:

                                            ATA Research/        Alternative   ProFutures
                                       ProFutures Diversified   Asset Growth   Bull & Bear
                                             Fund, L.P.          Fund, L.P.    Fund, L.P.
                                       -----------------------  -------------  -----------

      Net asset value at
        December 31, 1997                     $131,712            $119,749       $29,313

      Additions                                      0                   0        37,158

      Net income (loss) for the six
        months ended June 30, 1998              (9,790)             (7,570)        8,107
                                              --------            --------       -------

      Net asset value at
        June 30, 1998                         $121,922            $112,179       $74,578
                                              ========            ========       =======

                           PURCHASERS OF UNITS WILL
                     ACQUIRE NO INTEREST IN THIS COMPANY.

                               PROFUTURES, INC.
                      NOTES TO BALANCE SHEET (CONTINUED)

                              ------------------


Note 2.   GENERAL PARTNER INTERESTS IN COMMODITY POOLS (CONTINUED)

          Summarized financial information with respect to partnerships as of and for the six months ended June 30, 1998 is as follows:

                                  ATA Research/         Alternative     ProFutures
                              ProFutures Diversified    Asset Growth    Bull & Bear
                                   Fund, L.P.            Fund, L.P.     Fund, L.P.
                              ----------------------    ------------    -----------
      Balance Sheet Data
         Assets                    $78,935,514          $15,423,257     $7,403,045
         Liabilities                (2,189,548)            (776,391)       (39,154)
                                   -----------          -----------     ----------

            Net Asset Value        $76,745,966          $14,646,866     $7,363,891
                                   ===========          ===========     ==========

      Operating Data
         Total income (loss)       $(1,145,101)         $   194,655     $1,088,962
         Total expenses              5,266,614            1,217,047        265,123
                                   -----------          -----------     ----------

            Net income (loss)      $(6,411,715)         $(1,022,392)    $  823,839
                                   ===========          ===========     ==========

          For managing the businesses of the partnerships, the Company earns management fees and administrative fees based on the terms of the respective limited partnership agreements. June 30, 1998 management fees receivable represent management fees owed by the partnerships for the month of June, 1998.

          The agreements of limited partnership of ATA Research/ProFutures Diversified Fund, L.P. and Alternative Asset Growth Fund, L.P. requires the Company to maintain in the aggregate a net worth not less than the sum of (i) the lesser of $250,000 or 15% of the aggregate capital contributions of any limited partnership for which it acts as a general partner or co-general partner if such contributions are equal to or less than $2,500,000; and (ii) 10% of the aggregate capital contributions of any limited partnership for which it shall act as a general partner or co-general partner if such contributions exceed $2,500,000.

          The agreements of limited partnership also require the Company to maintain minimum investments in the partnerships.


                           PURCHASERS OF UNITS WILL
                     ACQUIRE NO INTEREST IN THIS COMPANY.

                               PROFUTURES, INC.
                      NOTES TO BALANCE SHEET (CONTINUED)

                              ------------------

Note 3.   CALLABLE SUBSCRIPTIONS TO COMMON STOCK

          ProFutures, Inc. has callable subscription agreements with Internationale Nederlanden (U.S.) Securities, Futures & Options Inc.
          (ING), whereby ING agrees to purchase or subscribe, up to $19,000,090, for the number of shares of common stock of ProFutures, Inc. necessary to maintain the general partner net worth requirements described in
          Note 2.

Note 4.   RELATED PARTIES

          The Company is one of a group of corporations that are commonly controlled. The Company shares facilities and other resources with these corporations, which are related through common ownership and management. A portion of the costs for these shared facilities and other resources are paid for by the Company and allocated to such affiliated entities.

Note 5.   TRADING ACTIVITIES AND RELATED RISKS

          The partnerships for which the Company is either the sole general partner or co-general partner engage in the speculative trading of U.S. and foreign futures contracts and options on U.S. and foreign futures contracts (collectively, "derivatives"). These derivatives include both financial and non-financial contracts held as part of a diversified trading strategy. The partnerships are exposed to both market risk, the risk arising from changes in the market value of the contracts and credit risk, the risk of failure by another party to perform according to the terms of a contract. Theoretically, the partnerships and the Company, as a general partner, are exposed to a market risk equal to the notional value of futures contracts purchased and unlimited liability on such contracts sold short. As both a buyer and seller of options, the partnerships pay or receive a premium at the outset and then bear the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the partnerships and the Company, as a general partner, to potentially unlimited liability, and purchased options expose the partnerships to a risk of loss limited to the premiums paid.

          The average fair value of derivatives held by the partnerships during the six months ended June 30, 1998 was approximately $1,240,000, and the fair value as of June 30, 1998 is approximately $1,245,000. The fair value of derivatives represents unrealized gains and losses on open futures contracts and long and short options at market value.

          At June 30, 1998, the notional amount of the partnerships' open contracts is as follows:

                                           Contracts to    Contracts to
                                             Purchase          Sell
                                           ------------    ------------
                   Derivatives (excluding
                     purchased options)    $914,000,000    $673,150,000
                   Purchased options         15,200,000       8,500,000


                           PURCHASERS OF UNITS WILL
                     ACQUIRE NO INTEREST IN THIS COMPANY.

                               PROFUTURES, INC.
                      NOTES TO BALANCE SHEET (CONTINUED)

                              ------------------


Note 5.   TRADING ACTIVITIES AND RELATED RISKS (CONTINUED)

          The above amounts do not represent the partnerships' risk of loss due to market and credit risk, but rather represent the partnerships' extent of involvement in derivatives at the date of the balance sheet.

          The Company, as general partner or co-general partner, has established procedures to actively monitor and minimize market and credit risks.

Note 6.   LEASE COMMITMENT

          The Company leases space in an office building in Austin, Texas under a lease expiring November 30, 1998. The Company has the right to terminate the lease after November 30, 1996 by giving 120 days' notice to the lessor.


                           PURCHASERS OF UNITS WILL
                     ACQUIRE NO INTEREST IN THIS COMPANY.

                                                                       EXHIBIT A


                       PROFUTURES BULL & BEAR FUND L.P.


                                    FORM OF
                          SECOND AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT


                                  Dated as of
                                 ______, 1998


                               PROFUTURES, INC.
                                GENERAL PARTNER

                       PROFUTURES BULL & BEAR FUND L.P.
                                    FORM OF
                          SECOND AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT

                               TABLE OF CONTENTS

                                                                           Page
                                                                          ------
 1.  Continuation and Name................................................ LPA-1
 2.  Principal Office..................................................... LPA-1
 3.  Business............................................................. LPA-1
 4.  Term, Fiscal Year and Net Assets..................................... LPA-1
          (a)  Term....................................................... LPA-1
          (b)  Fiscal Year................................................ LPA-1
          (c)  Net Assets................................................. LPA-2
 5.  Net Worth of General Partner......................................... LPA-2
 6.  Capital Contributions................................................ LPA-2
 7.  Allocation of Profits and Losses..................................... LPA-3
          (a)  Capital Accounts........................................... LPA-3
          (b)  Allocations; Valuation Dates............................... LPA-3
          (c)  Allocation of Profit and Loss for Federal
               Income Tax Purposes........................................ LPA-3
          (d)  Expenses................................................... LPA-5
          (e)  Limited Liability of Limited Partners...................... LPA-6
 8.  Management of the Fund............................................... LPA-6
          (a)  General.................................................... LPA-6
          (b)  Fiduciary Duties........................................... LPA-7
          (c)  Brokerage Arrangements..................................... LPA-7
          (d)  Loans; Investments......................................... LPA-7
          (e)  Certain Conflicts of Interest Prohibited................... LPA-7
          (f)  Certain Agreements......................................... LPA-7
          (g)  No "Pyramiding"............................................ LPA-7
          (h)  Other Activities........................................... LPA-7
 9.  Audits and Reports................................................... LPA-8
10.  Assigning Units...................................................... LPA-9
11.  Redeeming Units...................................................... LPA-9
12.  Offering of Units....................................................LPA-10
13.  Power of Attorney....................................................LPA-10
14.  Withdrawal of a Partner..............................................LPA-11
15.  Standard of Liability; Indemnification...............................LPA-11
          (a)  Standard of Liability for the General Partner..............LPA-11
          (b)  Indemnification of the General Partner by the Fund.........LPA-11
          (c)  Indemnification of the Fund by the Partners................LPA-12
16.  Amendments; Meetings.................................................LPA-12
          (a)  Amendments with Consent of the General Partner.............LPA-12
          (b)  Amendments and Actions without Consent of the General
               Partner....................................................LPA-13
          (c)  Meetings; Other Voting Matters.............................LPA-13
17.  Benefit Plan Investors...............................................LPA-14
18.  GOVERNING LAW........................................................LPA-14
19.  Miscellaneous........................................................LPA-15
          (a)  Notices....................................................LPA-15
          (b)  Binding Effect.............................................LPA-15
          (c)  Captions...................................................LPA-15
          (d)  Close of Business..........................................LPA-15

                     ------------------------------------
                               PROFUTURES, INC.
                                General Partner

                                    LPA-(i)

                       PROFUTURES BULL & BEAR FUND, L.P.

                          SECOND AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT

     This Second Amended and Restated Limited Partnership Agreement (this "Agreement") is made as of _________, 1998, by and among ProFutures, Inc., a Texas corporation, as general partner (the "General Partner"), and each other party who shall execute a counterpart of this Limited Partnership Agreement as a limited partner or who becomes a party to this agreement as a limited partner by execution of a Subscription Agreement and Power of Attorney or other instrument or otherwise and who is shown on the books and records of the Partnership as a limited partner (individually, a "Limited Partner" and collectively, "Limited Partners") (the General Partner and Limited Partners are collectively referred to herein as "Partners").

                                  WITNESSETH:

     1. Continuation and Name.

     The parties hereby form and continue ProFutures Bull & Bear Fund, L.P. (the "Fund") under the Delaware Revised Uniform Limited Partnership Act (the "Act"). This Agreement amends and restates all previous Limited Partnership Agreements of the Fund.

     2. Principal Office.

     The principal office of the Fund is c/o the General Partner, 11612 Bee Cave Road, Suite 100, Austin, Texas 78733. The registered office and agent for service of process in the State of Delaware is c/o Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805.

     3. Business.

     The Fund's business and purpose is to trade, buy, sell or otherwise acquire, hold or dispose of futures contracts on commodities, financial instruments and currencies, spot and forward currency contracts, commodities and options on any of the foregoing, and to engage in all activities incidental thereto on domestic and foreign exchanges and/or through over-the-counter markets. The objective of the Fund's business is appreciation of its assets through speculative trading. The Fund may engage in such business directly or through partnerships, joint ventures or similar arrangements.

     4. Term, Fiscal Year and Net Assets.

     (a) Term. The Fund began on August 21, 1997 and will dissolve on the earlier of: (1) December 31, 2035; (2) receipt by the General Partner of 90 days' notice to dissolve from Limited Partners owning more than 50% of the outstanding Units; (3) withdrawal, insolvency or dissolution of the General Partner, or any other event that causes the General Partner to cease to be a general partner of the Fund unless (i) at the time of such event there is at least one remaining general partner of the Fund who carries on the business of the Fund, or (ii) within 90 days after such event all Limited Partners agree in writing to continue the business of the Fund and to the appointment, effective as of the date of such event, of one or more general partners of the Fund; (4) dissolution of the Fund as otherwise provided in this Agreement; or (5) any other event requiring dissolution.

     Upon dissolution of the Fund, the General Partner, or another person approved by a majority of the Units, shall act as liquidator trustee.

     (b) Fiscal Year. January 1 through December 31.

                                     LPA-1

     (c) Net Assets. The "Net Assets" of the Fund are its assets less its liabilities, determined in accordance with Generally Accepted Accounting Principles, including any unrealized profits and losses on its open positions. More specifically, the Net Asset Value of the Fund equals the sum of all cash, the liquidating value (or cost of liquidation, as the case may be) of all futures and options on futures positions and the fair market value of all other assets of the Fund, less all liabilities of the Fund (including accrued liabilities, irrespective of whether such liabilities -- for example, incentive fees -- may in fact never be paid), in each case as determined by the General Partner generally in accordance with Generally Accepted Accounting Principles. The General Partner's interest in the Fund shall be represented by Units of General Partnership Interest. Interests in the Fund, other than the Units of General Partnership Interest of the General Partner, shall be Units of Limited Partnership Interest ("Units" or, indi vidually, a "Unit"). The "Net Asset Value per Unit" shall mean the Net Assets divided by the number of Units outstanding. The Fund may issue an unlimited number of Units of Limited Partnership Interest at the Net Asset Value per Unit.

     5. Net Worth of General Partner.

     The General Partner agrees that it will maintain a net worth of not less than the greater of $50,000 or at least 5% of the total contributions to the Fund and all other partnerships of which the General Partner is general partner. For these purposes, Net Worth shall be calculated in accordance with generally accepted accounting principles, consistently applied, with all current assets valued at then current fair market values, and may include promissory notes or stock subscriptions issued to the General Partner by its affiliates or other persons, including the Fund's commodity broker and shall exclude any interest held by the General Partner in the Fund or any other limited partnership. In no event shall the General Partner be required to maintain a net worth in excess of the greater of: (i) $1,000,000 or (ii) the amount by which the General Partner is advised by counsel is necessary or advisable to ensure that the Fund is taxed as a partnership for federal income tax purposes. This net worth agreement may be modified if counsel opines that such change will not adversely affect the partnership taxation of the Fund, and if such change meets applicable state securities laws or guidelines.

     6. Capital Contributions.

     The General Partner and/or its principals and affiliates shall make contributions to the capital of the Fund in amounts which equal at least 1% of the aggregate capital contributions to the Fund (including the General Partner's contribution). The General Partner and/or its principals and affiliates shall not reduce by withdrawal the aggregate interest in the capital of the Fund to less than a 1% interest in the capital, income and losses of the Fund from time to time. The General Partner and/or its principals and affiliates may withdraw any portion of its interest in the Fund which is in excess of its required interest described above. The Partners' contributions to the capital of the Fund shall be as shown in the books and records of the Fund.

     The General Partner may on behalf of the Fund admit additional Limited Partners to the Fund in compliance with applicable law and may issue and sell Units to them. After the admission of each new Partner, the General Partner's (and its principals and affiliates) interest in the capital, income and losses of the Fund shall always be at least 1%. The General Partner is authorized to take such action and make such arrangements for the issue and sale of such Units, if any, as it deems appropriate.

     All Units subscribed for upon receipt of a check or draft of the subscriber are issued subject to the collection of the funds represented by such check or draft. In the event a check or draft of a subscriber for Units representing payment for Units is returned unpaid, the Fund shall cancel the Units issued to such subscriber represented by such returned check or draft. Any losses or profits sustained by the Fund in connection with the Fund's commodity trading allocable to such canceled Units shall be deemed an increase or decrease in Net Assets and allocated among the remaining Partners as described in Section 7. The Fund may require a Partner to reimburse the Fund for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any such Limited Partnership Interests issued to him.

                                     LPA-2

     The Partners' respective capital contributions shall be as shown on the books and records of the Fund.

     7. Allocation of Profits and Losses.

     (a) Capital Accounts. A capital account shall be established for each Partner. The initial balance of each capital account shall be the amount initially contributed to the Fund with respect to Units allocated to that account, net of organizational or other similar charges. For purposes of this Section, the general partnership interest of the General Partner shall be treated on a Unit-equivalent basis.

     (b) Allocations; Valuation Dates. As of the close of business (as determined by the General Partner) on the last day of each month and on each redemption date (including any Special Redemption Date), the following determinations and allocations shall be made.

          (1) The Net Assets of the Fund shall be determined.

          (2) Any increase or decrease in the Net Assets of the Fund as compared to the last such determination of Net Assets shall be credited or charged to the capital accounts of each Partner in the ratio that the balance of each account bears to the balance of all accounts.

          (3) The amount of any distribution to a Partner, any amount paid upon redemption of Units and any amount paid to the General Partner on withdrawal of its interest in the Fund shall be charged to the Partner's capital account.

          (4) The Net Asset Value of a Unit shall be determined.

     (c) Allocation of Profit and Loss for Federal Income Tax Purposes. As of the end of each fiscal year, the Fund's profit or loss shall be allocated among the Partners for federal income tax purposes pursuant to the following subparagraphs. If the allocations contained herein were determined to lack "substantial economic effect," each Limited Partner's distributive share of items of Fund income, gain, loss, deduction or credit shall be determined in accordance with such Partner's interest in the Fund (taking into account all the facts and circumstances).

     (1) Items of operating income, including, without limitation, interest and items of operating expense, including, if applicable, legal, accounting and administrative expenses shall be allocated to each Partner by allocating such items which accrued during each month among the persons who were Partners during such month in the ratio that each such Partner's capital account bears to all such Partners' capital accounts at the end of such month.

     (2) Net realized capital gain or loss and any net gain or loss from Section 988 of the Internal Revenue Code of 1986, as amended (the "Code"), transactions associated with the Fund's trading activities shall be allocated in the following manner:

          (aa) For the purpose of allocating the Fund's net realized capital gain or loss and any net gain or loss from Code Section 988 among the Partners, there shall be established a tax allocation account with respect to each outstanding Unit. The initial balance of each allocation account shall be the amount paid to the Fund for the Units (net of any organization and offering charges). Allocation accounts shall be adjusted as of the end of each fiscal year as follows.

               (i) Each allocation account shall be increased by the amount of income allocated to the holder of the Unit with respect to the Unit pursuant to subparagraph (c)(1) above and subparagraphs (bb) and (cc) below.

                                     LPA-3

               (ii) Each allocation account shall be decreased by the amount of expense or loss allocated to the holder of the Unit with respect to the Unit pursuant to subparagraphs (c)(1) above and subparagraphs (dd) and (ee) below and by the amount of any distribution the holder of the Unit has received with respect to the Unit (other than on redemption of the Unit).

               (iii) When a Unit is redeemed, the allocation account with respect to such Unit shall be eliminated.

          (bb) Net realized capital gain shall be allocated first to each Partner who has redeemed a Unit during the fiscal year up to the excess, if any, of the amount received upon redemption of the Unit over the allocation account attributable to the redeemed Unit. If the gain to be so allocated to all Partners who have redeemed Units during a fiscal year is less than the excess of all such amounts received upon redemption over all such allocation accounts, the entire capital gain for such fiscal year shall be allocated among all such Partners in the ratio that each such Partner's excess bears to the aggregate excess of all such Partners who redeemed Units during such fiscal year.

          (cc) Net realized capital gain remaining after the allocation thereof pursuant to subparagraph (bb) shall be allocated next among all Partners whose capital accounts are in excess of the Units' tax allocation accounts (after the adjustments in subsection (bb)) in the ratio that each such Partner's excess bears to all such Partners' excesses. In the event that gain to be allocated pursuant to this subsection (cc) is greater than the excess of all such Partners' capital accounts over all such allocation accounts, the excess will be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

          (dd) Net realized capital loss shall be allocated first to each Partner who has redeemed a Unit during the fiscal year up to the excess, if any, of the allocation account attributable to the redeemed Unit over the amount received upon redemption of the Unit. If the loss to be so allocated to all Partners who have redeemed Units during a fiscal year is less than the excess of all such allocation accounts over all such amounts received upon redemption, the entire capital loss for such fiscal year shall be allocated among all such Partners in the ratio that each such Partner's excess bears to the aggregate excess of all such Partners who redeemed Units during such fiscal year.

          (ee) Net realized capital loss remaining after the allocation thereof pursuant to subsection (dd) shall be allocated next among all Partners whose tax allocation accounts (after the adjustments in subsection (dd)) are in excess of their capital accounts in the ratio that each such Partner's excess bears to all such Partners' excesses. In the event that loss to be allocated pursuant to this subsection (ee) is greater than the excess of all such allocation accounts over all such Partners' capital accounts, the excess loss will be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

          (ff) In the event that Units have been assigned with the consent of the General Partner, the allocations prescribed by this Section 7(c) shall be made with respect to such Units without regard to the assignment except that in the year of assignment the allocations prescribed by Section 7(c)(1) shall be divided between the assignor and the assignee based on the number of whole months each held the assigned Units. For purposes of this
     Section 7(c), tax allocations shall be made to the General Partner's general partnership interest on a Unit-equivalent basis.

          (gg) The allocations of profit and loss to the Partners in respect of the Units shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the General Partner, whose determination shall be binding. The purpose of the foregoing allocations is to

                                     LPA-4
     allocate taxable income so as nearly as possible to have Limited Partners' tax basis accounts equal to their capital accounts as provided by the Code, including without limitation a "Qualified Income Offset."

     (3) For the purposes of this Section 7(c), net realized capital gain or loss shall include any gain or loss required to be taken into account under
Section 1256 of the Code.

     (d) Expenses. Operating, administration and all other expenses and liabilities of the Fund shall be paid by the Fund. The General Partner shall be reimbursed for any such expenses incurred on behalf of the Fund. The Fund shall pay any extraordinary charges (such as taxes) incidental to its trading or otherwise.

     The General Partner shall be entitled to charge Limited Partners upon admission to the Fund an organizational charge of 1% of Net Asset Value to reimburse the General Partner or an affiliate thereof for any and all costs and expenses paid by it which are related to the organization of the Fund, as well as the initial and any future offering of Units. Such organizational and offering expenses shall include all expenses incurred by the Fund in connection with and in preparing the Fund's Units for registration or exemption therefrom, and subsequently offering and distributing its Units to investors, on a public or private basis including, but not limited to, expenses for printing, engraving, mailing, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Units under federal and state law, including taxes and fees, accountants' and attorneys' fees.

     The Fund shall pay to the General Partner a management fee equal to 1/4 of 1% of month-end Net Assets (3% annually). Net Assets for this purpose are calculated after brokerage commissions, operating and administrative expenses and incentive fees paid or accrued as of such month-end. The management fee shall be accrued as required herein and paid as soon as practicable, but no later than the end of the month following the month in which the fee accrued. The management fee will be pro-rated for partial periods and any interim capital contributions and capital withdrawals.

     The Fund shall pay all routine charges incidental to trading (including, without limitation, brokerage commissions, exchange, clearinghouse, regulatory, floor brokerage and "give-up" fees) and any extraordinary charges incidental to trading (for example insurance or delivery charges). The General Partner shall be reimbursed promptly for any operating, administration and other expenses and liabilities incurred on behalf of the Fund. None of the General Partner's "overhead" expenses (including, but not limited to, salaries, rent and travel expenses) may be charged to the Fund; provided, however, that the General Partner may be reimbursed for time and expenses of internal counsel, if any, incurred in connection with legal and compliance matters for the Fund, as well as time and expenses for accounting services provided by the General Partner or an Affiliate thereof for the Fund, all at such reasonable rates determined by the General Partner.

     The General Partner pays the costs of the continuous offering of the Units. The General Partner pays the selling commissions (if any) and ongoing compensation due on the Units.

     Any goods and services provided to the Fund by the General Partner shall be provided at rates and terms at least as favorable as those which may be obtained from third parties in arm's-length negotiations. All of the expenses which are for the Fund's account shall be billed directly to the Fund.

     The Fund will pay any taxes applicable to it and any charges incidental to its trading.

     The General Partner will reimburse the Fund, on an annual basis, to the extent that the Fund's brokerage commissions have exceeded 14% of the Fund's average month-end Net Assets during the preceding year.

     The General Partner shall reimburse the Fund for any fees paid by the Fund to any trading advisor during any fiscal year, to the extent that such fees exceed the percentage limitation on annual management fees and quarterly incentive fees contemplated by the North American Securities Administrators Association, Inc. Guidelines

                                     LPA-5
for the Registration of Commodity Pool Programs (the "NASAA Guidelines") during such year. Any such reimbursement shall be made on a present value basis, fully compensating the Fund for having made payments at any time during the year which would not otherwise have been due from it. The General Partner shall disclose any such reimbursement in the Annual Report delivered to Limited Partners.

     No compensation paid by the Fund to any party may be increased without prior written notice to Limited Partners within sufficient time for them to redeem prior to such increase becoming effective. Such notification shall contain a description of Limited Partners' voting and redemption rights as well as a description of any material effect of such increase.

     (e) Limited Liability of Limited Partners. Each Unit, when purchased in accordance with this Agreement, shall be fully-paid and nonassessable, except as otherwise provided by law. Any provisions of this Limited Partnership Agreement to the contrary notwithstanding, no Limited Partner shall be liable for Fund obligations in excess of the capital contributed by him, plus his share of undistributed profits and assets (including his obligation, as required by law, under certain circumstances to return to the Fund distributions and returns of contributions).

     8. Management of the Fund.

     (a) General. The General Partner shall manage the business of the Fund.

     The General Partner shall determine what distributions, if any, shall be made to the Partners.

     The General Partner may take such actions relating to the business of the Fund as the General Partner deems necessary or advisable and which are consistent with the terms of this Agreement.

     In addition to any specific contract or agreements described herein, the Fund, and the General Partner on behalf of the Fund, may enter into any other contracts or agreements specifically described in or contemplated by the prospectus for the Units current at the time the General Partner entered into such contract (the "Prospectus") without any further act, approval or vote of any Partner other than the General Partner, notwithstanding any other provisions of this Agreement, the Act or any applicable law, rule or regulations.

     The General Partner is specifically authorized, without limitation, by each Limited Partner to enter into the cash management arrangements described under "Use of Proceeds, Interest Income Arrangements" in the Prospectus.

     The General Partner is hereby specifically authorized to enter into, deliver and perform on behalf of the Fund, the business arrangements referred to in the Prospectus.

     The General Partner may engage such persons as the General Partner in its sole judgment shall deem advisable for operating the business of the Fund; provided, that no such arrangement shall allow brokerage commissions above those described in the Prospectus or permitted under applicable NASAA Guidelines in effect as of the date of the Prospectus, whichever is higher.

     Any material change in the Fund's basic investment policies or structure requires the approval of a majority of the Units.

     The General Partner is the "tax matters partner" of the Fund.

                                     LPA-6

     The General Partner has authority to cause the Fund to take such actions as it may deem appropriate, subject to the fiduciary obligations and other restrictions applicable to the General Partner as general partner of the Fund.

     (b) Fiduciary Duties. The General Partner shall be under a fiduciary duty to conduct the affairs of the Fund in the best interests of the Fund, provided that the General Partner shall not be obligated to engage in any conduct on behalf of the Fund to the detriment of any other commodity pool to which the General Partner owes similar fiduciary duties. The Limited Partners will under no circumstances be deemed to have contracted away the fiduciary obligations owed to them by the General Partner under the common law.

     The General Partner's fiduciary duty includes, among other things, the safekeeping of all Fund assets and the use thereof for the benefit of the Fund.

     The General Partner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Fund and in resolving conflicts of interest. The General Partner will take no actions with respect to the property of the Fund which do not benefit the Fund.

     (c) Brokerage Arrangements. The Fund's brokerage arrangements shall be non-exclusive, and the brokerage commissions paid by the Fund shall be competitive. The Fund shall seek the best price and services available for its commodity transactions.

     The brokerage fees paid by the Fund may not exceed the amount permitted under applicable NASAA Guidelines in effect as of the date hereof.

     (d) Loans; Investments. The Fund shall not make loans, and the funds of the Fund will not be commingled with the funds of any other person or entity (deposit of funds with a commodity or securities broker or clearinghouse or entering into joint ventures or partnerships shall not be deemed to constitute "commingling" for these purposes).

     (e) Certain Conflicts of Interest Prohibited. No person or entity may receive, directly or indirectly, any advisory fees or incentive fees from entities in which the Fund participates, for investment advice or management who shares or participates in any commodity brokerage commissions paid by the Fund; and no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor, the General Partner or any of their respective affiliates. Such prohibitions may not be circumvented by any reciprocal business arrangements. No trading advisor for the Fund shall be affiliated with the Fund's commodity broker, the General Partner or any of their affiliates.

     (f) Certain Agreements. Any agreements between the Fund and the General Partner or any affiliate of the General Partner shall be terminable by the Fund on no more than 60 days' written notice.

     All trading advisors used by the Fund must satisfy the experience requirements of the NASAA Guidelines.

     The maximum period covered by any contract entered into by the Fund, except for the various provisions of the Selling Agreement which survive the final closing of the sale of the Units, shall not exceed one year.

     (g)  No "Pyramiding." The Fund is prohibited from "pyramiding."

     (h) Other Activities. The General Partner engages in other business activities and shall not be required to refrain from any such activities, whether or not in competition with the Fund. Neither the Fund nor any of

                                     LPA-7
the Partners shall have any rights in such activities. Limited Partners may similarly engage in any such other business activities.

     The General Partner shall devote to the Fund such time as the General Partner deems advisable to conduct the Fund's business.

     9. Audits and Reports.

     The Fund's books shall be audited annually by an independent certified public accountant. The Fund will use its best efforts to cause each Limited Partner to receive (i) within 90 days after the close of each fiscal year certified financial statements of the Fund for the fiscal year then ended, (ii) in no event later than March 15 of each year all tax information relating to the prior fiscal year necessary to complete his federal income tax return and (iii) such other information as the CFTC may by regulation require.

     The General Partner shall include in the annual financial statements sent to Limited Partners an estimate of the brokerage rate paid by the Fund during the preceding year as a percentage of average Net Assets.

     The Fund will seek the best price and services available on its commodity brokerage transactions and will, with the assistance of the Fund's commodity broker, make an annual review of the Fund's commodity brokerage arrangements. In connection with such review, the General Partner will determine, to the extent practicable, the commodity brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the General Partner, comparable to those of the Fund, in order to assess whether the rates charged to the Fund are reasonable in light of the services it receives. If, as a result of such review, the General Partner determines that such rates are not so reasonable, the General Partner will notify the Limited Partners, describing the rates charged to the Fund and several funds which are, in the General Partner's opinion, comparable to the Fund.

     Limited Partners or their duly authorized representatives may inspect the Fund's books and records, for any purpose reasonably related to their status as Limited Partners in the Fund, during normal business hours upon reasonable written notice to the General Partner. They may also obtain copies of such records upon payment of reasonable reproduction costs; provided, however, that such Limited Partners shall represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such Limited Partners' interest in the Fund.

     The General Partner shall calculate the Net Asset Value per Unit on a daily basis and furnish such information upon request to any Limited Partner.

       The General Partner will send written notice to each Limited Partner within seven days of (i) any decline in the Fund's Net Asset Value per Unit to 50% or less of such Net Asset Value as of the previous month-end, (ii) any material change in its agreement with the Advisor or any modification in connection with the method of calculating the incentive fee due to the Advisor or (iii) any material change affecting the compensation of any party. Any such notice shall contain a description of Limited Partners' voting rights.

       The General Partner shall maintain and preserve all Fund records for a period of not less than 6 years. In particular, and not by way of limitation, the General Partner will retain all Subscription Agreement and Power of Attorney Signature Pages submitted by persons admitted as Limited Partners, and all other records necessary to substantiate that Units are sold only to purchasers for whom the Units are a suitable investment, for at least six (6) years after Units are sold to such persons.

                                     LPA-8

     10. Assigning Units.

     Each Limited Partner agrees that he will not assign, transfer or otherwise dispose of any interest in his Units in violation of any applicable federal or state securities laws or without giving written notice to the General Partner. No assignment, transfer or disposition of Units shall be effective against the Fund or the General Partner until the first day of the month following the month in which the General Partner receives such notice. The General Partner may, in its sole discretion, waive any such notice.

     No assignee, except with the consent of the General Partner, may become a substituted Limited Partner. The General Partner intends to so consent, provided that the General Partner and the Fund receive an opinion of counsel to the General Partner that such admission will not adversely affect the tax classification of the Fund as a partnership. If the General Partner withholds consent, an assignee shall not become a substituted Limited Partner, and shall not have any of the rights of a Limited Partner, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled.

     Each Limited Partner agrees that with the consent of the General Partner any assignee may become a substituted Limited Partner without the consent of any Limited Partner.

     If the General Partner withholds consent, an assignee shall not become a substituted Limited Partner, and shall not have any of the rights of a Limited Partner, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his or her assignor would otherwise have been entitled. The General Partner will send written confirmation to both the transferors and transferees of Units that the transfers in question have been duly recorded on the Fund's books and records.

     11. Redeeming Units.

     Units may be redeemed as of the close of business (as determined by the General Partner) in Austin, Texas on the last day of any month, provided that
(i) all liabilities, contingent or otherwise, of the Fund have been paid or there remains property of the Fund sufficient to pay them and (ii) the Fund has received written notice of redemption at least ten (10) days before the last day of such month, or such lesser period as shall be acceptable to the General Partner.

     Any number of whole Units may be redeemed. Fractional Units may only be redeemed upon redemption of a Limited Partner's entire interest in the Fund. Redemption requests must be in writing, unless the General Partner determines otherwise.

     In the event that the Net Assets of the Fund has, as of the close of business on any business day, declined to a level equal to less than fifty percent (50%) of the Net Assets of the Fund at the end of the preceding month (adjusted for contributions, redemptions and distributions), the General Partner shall so notify the Limited Partners within seven (7) business days thereafter and shall suspend new trading and liquidate all positions as promptly as practicable. The General Partner, in its notification, will set a date ten (10) business days after the notice date as of which Limited Partners may redeem their Units. The General Partner shall mail notice of such date to each Limited Partner and assignee of Units of whom it has received written notice, by first class mail, postage prepaid, together with instructions as to the procedure such Limited Partner or assignee must follow to have such Limited Partner's or assignee's interest (only entire, not partial, interests may be so redeemed unless otherwise determined by the General Partner) in the Fund redeemed on such date. Upon redemption pursuant to a Special Redemption Date, a Limited Partner or any other assignee of whom the General Partner has received written notice, shall receive from the Fund an amount equal to the Net Asset Value of such Limited Partner's interest, determined as of the close of business (as determined by the General Partner) on such Special Redemption Date. No redemption charges shall be assessed on any such Special Redemption Date. As in the case of a regular redemption, an assignee shall not be

                                     LPA-9
entitled to redemption on any Special Redemption Date until the General Partner has received written notice of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed. After such Special Redemption Date, the Fund may, in the discretion of the General Partner, resume trading. If the General Partner determines not to resume trading, the Fund will be terminated.

     The General Partner may, in its discretion, declare additional regular redemption dates for Units, permit certain Limited Partners to redeem at other than month-end and waive the 10-day notice period otherwise required to effect redemptions.

     The General Partner may declare additional Special Redemption Dates upon notice to the Partners and assignees of whom the General Partner has received notice. In the event the General Partner does, in its discretion, declare a Special Redemption Date, the General Partner may, in its notice of such Special Redemption Date modify the circumstances under which the General Partner is again required to declare a Special Redemption Date, as set forth in the preceding paragraph.

     The General Partner may for any reason, upon two (2) days' advance written notice, cause the involuntary withdrawal of any Limited Partner by redeeming all or part of his Units as of any month-end.

     Payment in respect of Units redeemed will be made (by mailing a check) as promptly as practicable after the effective date of redemption or the Special Redemption Date, but in no event more than thirty (30) days thereafter. However, under special circumstances including, but not limited to, inability to liquidate commodity positions due to the operation of daily limits or otherwise as of such redemption or Special Redemption Date, or default or delay in payments due the Fund from futures brokers, banks, dealers or other persons, the Fund may, in turn, delay payment to Partners requesting redemption of Units of the proportionate part of the Net Asset Value of the Units being redeemed represented by the sums which are the subject of such circumstances.

     All redemptions will be made at Net Asset Value as of the effective day of redemption.

     12. Offering of Units.

     The General Partner may, in its discretion, continue or terminate the offering of the Units on a public or private basis.

     All sales of Units in the United States will be conducted by registered brokers.

     13. Power of Attorney.

     Each Limited Partner hereby irrevocably appoints the General Partner and each officer of the General Partner, with full power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to, deliver and file, record in public offices and publish:
(i) this Agreement, including any amendments; (ii) certificates of limited partnership or assumed name, including amendments, with respect to the Fund;
(iii) all conveyances and other instruments which the General Partner deems appropriate to qualify or continue the Fund in the State of Delaware and any other jurisdictions in which the Fund may conduct business, or which may be required to be filed by the Fund or the Partners under the laws of any jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Fund. The Power of Attorney granted herein shall be deemed to be coupled with an interest, shall survive and shall not be affected by the subsequent incapacity, disability or death of a Limited Partner.

                                    LPA-10

     14. Withdrawal of a Partner.

     The Fund shall be dissolved upon the withdrawal, dissolution, insolvency or removal of the General Partner, or any other event that causes the General Partner to cease to be a general partner under the Act, unless the Fund is continued pursuant to the terms of Section 4(a)(3). In addition, the General Partner may withdraw from the Fund, without any breach of this Agreement, at any time upon 120 days' written notice by first class mail, postage prepaid, to each Limited Partner and each assignee of whom the General Partner has notice. If the General Partner withdraws as general partner, and the Fund's business is continued pursuant to the terms of Section 4(a)(3)(ii), the withdrawing General Partner shall pay all expenses incurred by the Fund as a result of its withdrawal.

     The General Partner may not assign its general partner interest or its obligation to direct the trading of the Fund's assets without the consent of each Limited Partner. The General Partner will notify all Limited Partners of any change in the principals of the General Partner.

     A Limited Partner ceasing to be a Limited Partner will not terminate or dissolve the Fund. No Limited Partner, including such Limited Partner's estate, custodian or personal representative, shall have any right to redeem or value such Limited Partner's interest in the Fund except as provided in Section 11. Each Limited Partner agrees that in the event of his death, he waives on behalf of himself and of his estate, and directs the legal representatives of his estate and any person interested therein to waive, any inventory, accounting or appraisal of the assets of the Fund and any right to an audit or examination of the books of the Fund. Nothing in this Section 14 shall, however, waive any right for a Limited Partner to be informed of the Net Asset Value of his Units, to receive periodic reports, audited financial statements and other pertinent information from the General Partner or the Fund or to redeem or transfer Units.

     15. Standard of Liability; Indemnification.

     (a) Standard of Liability for the General Partner. The General Partner and its Affiliates, as defined below, shall have no liability to the Fund or to any Partner for any loss suffered by the Fund which arises out of any action or inaction of the General Partner or its Affiliates, if the General Partner, in good faith, determined that such course of conduct was in the best interests of the Fund, and such course of conduct did not constitute negligence or misconduct on behalf of the General Partner or its Affiliates.

     (b) Indemnification of the General Partner by the Fund. To the fullest extent permitted by law, subject to this Section 15, the General Partner and its Affiliates shall be indemnified by the Fund against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Fund; provided, that such claims were not the result of negligence or misconduct on the part of the General Partner or its Affiliates, and the General Partner, in good faith, determined that such conduct was in the best interests of the Fund; and provided further, that Affiliates of the General Partner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the General Partner and acting wholly within the scope of the authority of the General Partner.

     Notwithstanding anything to the contrary contained in the preceding paragraph, none of the General Partner, its Affiliates or any persons acting as selling agent for the Units shall be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

                                    LPA-11

     In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations.

     The Fund shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

     For the purposes of this Section 15, the term, "Affiliates," shall mean any person acting on behalf of or performing services on behalf of the Fund who: (1) directly or indirectly controls, is controlled by, or is under common control with the General Partner; or (2) owns or controls 10% or more of the outstanding voting securities of the General Partner; or (3) is an officer or director of the General Partner; or (4) if the General Partner is an officer, director, partner or trustee, is any entity for which the General Partner acts in any such capacity.

     Advances from Fund assets to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the General Partner by a Limited Partner are prohibited.

     Advances from Fund assets to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by the General Partner or its Affiliates on behalf of the Fund; (2) the legal action is initiated by a third party who is not a Limited Partner; and (3) the General Partner or its Affiliates undertake to repay the advanced funds, with interest from the initial date of such advance, to the Fund in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 15(a).

     In no event shall any indemnity or exculpation provided for herein be more favorable to the General Partner or any Affiliate than that contemplated by the NASAA Guidelines as in effect on the date of this Agreement.

     In no event shall any indemnification permitted by this Section 15(b) be made by the Fund unless all provisions of this Section for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that the Fund receive a determination of qualified independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by the Fund hereunder shall be made only as provided in the specific case.

     In no event shall any indemnification obligations of the Fund under this
Section 15(b) subject a Limited Partner to any liability in excess of that contemplated by Section 7(d).

     (c) Indemnification of the Fund by the Partners. In the event the Fund is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any Limited Partner's activities, obligations or liabilities unrelated to the Fund's business, or as a result of or in connection with a transfer, assignment or other disposition or an attempted transfer, assignment or other disposition by a Limited Partner or an assignee of its Units or of any part of its right, title and interest in the capital or profits of the Fund in violation of this Agreement, such Limited Partner shall indemnify and reimburse the Fund for all such loss and expense incurred, including reasonable attorneys' fees.

     16. Amendments; Meetings.

     (a) Amendments with Consent of the General Partner. The General Partner may amend this Agreement with the approval the majority of the Units. No meeting procedure or specified notice period is required in

                                    LPA-12
the case of amendments made with the consent of the General Partner, mere receipt of an adequate number of unrevoked written consents being sufficient. Such vote shall be taken at least 30 but not more than 60 days after delivery by the General Partner to each Limited Partner of record by certified mail of notice of the proposed amendment and voting procedures. The General Partner may also amend this Agreement without the consent of the Limited Partners in order:
(i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Agreement and the Prospectus); (ii) to effect the intent of the allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations; (iii) to attempt to ensure that the Fund is taxed as a partnership; (iv) to qualify or maintain the qualification of the Fund as a limited partnership in any jurisdiction; (v) to change this Agreement as required by the Staff of the Securities and Exchange Commission, any other federal agency or any state "Blue Sky" official or in order to opt to be governed by any amendment or successor statute to the Act;
(vi) to make any amendment to this Agreement which the General Partner deems advisable, provided that such amendment is not adverse to the Limited Partners;
(vii) to make any amendment that is appropriate or necessary, in the opinion of the General Partner, to avoid causing the assets of the Fund from being considered for any purpose of ERISA or Section 4975 of the Code to constitute assets of any Plan; and (viii) to make any amendment to this Agreement required by law.

     (b) Amendments and Actions without Consent of the General Partner. In any vote called by the General Partner or pursuant to Section 16(c), upon the affirmative vote of a majority of the Units, the following actions may be taken, irrespective of whether the General Partner concurs: (i) this Agreement may be amended, provided, however, that the approval of all Limited Partners shall be required in the case of amendments changing or altering this Section 16, extending the term of the Fund or materially changing the Fund's basic investment policies; (ii) the Fund may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner may be elected if the General Partner withdraws from the Fund; (v) the sale of all or substantially all of the assets of the Fund may be approved; and (vi) any contract with the General Partner or any of its affiliates may be disapproved of and terminated upon 60 days' notice.

     No reduction of any Limited Partner's capital account or modification of the percentage of profits, losses or distributions to which a Limited Partner is entitled shall be made without such Limited Partner's written consent;

     (c) Meetings; Other Voting Matters. Any Limited Partner may for a purpose related to his status as a Limited Partner obtain from the General Partner, provided that reasonable copying and mailing costs are paid in advance, a list of the names, addresses and number of Units held by each Limited Partner. Such list will be mailed by the General Partner within ten days of the receipt of the request; provided, that the General Partner may require any Limited Partner requesting such information to submit written confirmation that such information will not be used for commercial purposes.

     Upon receipt of a written proposal, signed by Limited Partners owning at least 10% of the Units, that a meeting of the Fund be called to vote on any matter on which the Limited Partners are entitled to vote, the General Partner will, by written notice to each Limited Partner of record sent by certified mail within 15 days after such receipt, call the meeting. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time for such meeting, as well as its purpose. Such notice shall establish a record date for Limited Partners entitled to vote at the meeting, which shall be not more than 15 days prior to the date established for such meeting.

     In determining whether a majority of the Units has approved an action or amendment, only Units owned by Limited Partners shall be counted. Any Units acquired by the General Partner or any of its Affiliates will be non-voting, and will not be considered outstanding for purposes of determining whether the majority approval of the outstanding Units has been obtained.

     The General Partner may not restrict the voting rights of Limited Partners as set forth herein.

                                    LPA-13

     In the event that this Agreement is to be amended in any material respect, the amendment will not become effective prior to all Limited Partners having an opportunity to redeem their Units.

     17. Benefit Plan Investors.

     (a) Investment in accordance with Law. Each Limited Partner that is an "employee benefit plan" as defined in and subject to ERISA, a "plan" as defined in Section 4975 of the Code (collectively, a "Plan"), and each fiduciary who has caused a Plan to become a Limited Partner (a "Plan Fiduciary"), represents and warrants that: (a) the Plan Fiduciary has considered an investment in the Fund in light of the risks relating thereto; (b) the Plan Fiduciary has determined that the investment in the Fund is consistent with the Plan Fiduciary's responsibilities under ERISA; (c) the investment in the Fund does not violate the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan's investment in the Fund has been duly authorized and approved by all necessary parties; (e) none of the General Partner, the Fund's advisor(s), the Fund's cash manager, the Fund's futures broker, any selling agents and any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary: (i) is authorized to make, and is responsible for, the decision of the Plan to invest in the Fund, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses; (ii) is independent of the General Partner, the Fund's advisor(s), the Fund's cash manager, the Fund's futures broker, any selling agents and any of their respective affiliates; and (iii) is qualified to make such investment decision.

     (b) Disclosures and Restrictions Regarding Benefit Plan Investors. Each Limited Partner that is a "benefit plan investor" (defined as any Plan, any other employee benefit plan as defined in but not subject to ERISA and any entity deemed for any purpose of ERISA or Section 4975 of the Code to hold assets of any employee benefit plan or plan) represents that the individual signing the Subscription Agreement and Power of Attorney has disclosed such Limited Partner's status as a benefit plan investor in the Subscription Agreement and Power of Attorney. Each Limited Partner that is not a "benefit plan investor" represents and agrees that if at a later date such Limited Partner becomes a benefit plan investor, such Limited Partner will immediately notify the General Partner of such change of status. Notwithstanding anything herein to the contrary, the General Partner, on behalf of the Fund, may take any and all action including, but not limited to, refusing to admit persons as Limited Partners or refusing to accept additional capital contributions, and requiring the redemption of the Units of any Limited Partner upon two (2) days' notice to the Limited Partner and otherwise in accordance with Section 11 hereof, as may be necessary or desirable to avoid having the assets of the Fund be considered for any purpose of ERISA or Section 4975 of the Code to constitute assets of any Plan.

     18. GOVERNING LAW.

     THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW; PROVIDED, THAT THE FOREGOING CHOICE OF LAW SHALL NOT RESTRICT THE APPLICATION OF ANY STATE'S SECURITIES LAWS TO THE SALE OF UNITS TO ITS RESIDENTS OR WITHIN SUCH STATE.

     19. Miscellaneous.

     (a) Notices. All notices under this Agreement must be in writing and will be effective upon personal delivery, or if sent by first class mail, postage prepaid, upon the deposit of such notice in the United States mail.

     (b) Binding Effect. This Agreement shall inure to and be binding upon all of the parties hereto and all parties indemnified under Section 15, as well as their respective successors and assigns, custodians, estates, heirs and personal representatives.

     For purposes of determining the rights of any Partner or assignee hereunder, the Fund and the General Partner may rely upon the Fund records as to who are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and they shall be bound thereby.

     (c) Captions. Captions are not part of this Agreement.

     (d) Close of Business. The General Partner will decide when the close of business occurs.

                         *      *      *      *      *

                                    LPA-14

     The parties hereby execute this Second Amended and Restated Limited Partnership Agreement as of the day and year first above written.


GENERAL PARTNER:                       LIMITED PARTNERS:

PROFUTURES, INC.                         PROFUTURES,  INC.
                                         Attorney-in-Fact


By /s/ GARY D. HALBERT                   By /s/ GARY D. HALBERT
   -----------------------                  -----------------------
       Gary D. Halbert                          Gary D. Halbert
       President                                President


                                    LPA-15

                                                                       EXHIBIT B

                 SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

                       PROFUTURES BULL & BEAR FUND, L.P.
                      (To be executed by all purchasers)


Subscription Instructions


Fill in all of the boxes and blanks on page B-7, as follows:

Part 1 . Indicate if this is an addition to an existing account; if so, enter your Limited Partner account number.

       . Indicate if you are a Benefit Plan Investor (see page B-7) or an employee of an NASD member firm.

       . Enter your Social Security Number or Taxpayer ID Number and check the appropriate box to indicate the type of entity that is subscribing. In case of joint ownership, either Social Security Number may be used.

       . Enter the exact name in which the Units are to be held based on ownership type, and other information.

       . If there is a Co-Purchaser, Trustee or Custodian, complete the applicable information. IRA or Keogh plan investments may only be accepted if received from a third party custodian. Call the General Partner for details.

Part 2 . Enter the dollar amount of the subscription. Make your check payable to ProFutures Bull & Bear Fund, L.P. (the "Fund")

Part 3 . You must execute the Subscription Agreement and Power of Attorney Signature Page. Each joint tenant or tenant in common must sign in the space provided. If purchaser is a trust, partnership, corporation or other business association, the signing trustee, partner or officer represents and warrants that he/she/it has full power and authority to execute this Agreement on its behalf. If Purchaser is a trust or partnership, please attach a copy of the trust instrument or partnership agreement. If Purchaser is a corporation, please attach certified corporate resolution authorizing signature.

        Mail Executed Subscription Agreement and Power of Attorney to:

                       PROFUTURES BULL & BEAR FUND, L.P.
                     c/o ProFutures Financial Group, Inc.
                        11612 Bee Cave Road, Suite 100
                              Austin, Texas 78733

Read this prospectus carefully before you subscribe. Contained herein are disclosures concerning various risks, conflicts, fees and expenses relating to or to be paid by the Fund. You should be aware that the disclosure made may be used as a defense if proceedings are brought by Limited Partners relating to the Fund.

Subscription Agreement and Power of Attorney

     By executing page B-7 of this Subscription Agreement and Power of Attorney (hereafter, the "Subscription Agreement"), you irrevocably subscribe for Units of Limited Partnership Interest ("Units") in the Fund. You have enclosed the sum indicated on page B-7 (minimum $10,000 or $5,000 for IRAs and retirement plans). Subscriptions, whether checks or wire transfers, should be made payable to "ProFutures Bull & Bear Fund, L.P." If this Subscription Agreement is accepted, you agree to contribute the amount enclosed to the Fund and to be bound by the terms of the Second Amended and Restated Limited Partnership Agreement, as it may be amended from time to time.

Representations and Warranties

     You represent and warrant to the Fund, the General Partner and their respective affiliates as follows:

     (1) You are of legal age and legally competent to execute this Subscription Agreement.

     (2) All information in this Subscription Agreement is correct and complete. You will immediately contact the General Partner if there is any change in such information.

     (3) Your subscription is made with your own funds and for your own account.

     (4) Your subscription, if made as custodian for a minor, is a gift you have made to such minor or, if not a gift, the following representations as to net worth and annual income apply to such minor personally.

     (5) If you are subscribing in a representative capacity, you have full power and authority to purchase the Units on behalf of the entity for which you are acting, and such entity has full power and authority to purchase such Units.

     (6) If required to be, you are registered with the Commodity Futures Trading Commission or a member of the National Futures Association.

     (7) If you are acting on behalf of an "employee benefit plan," you confirm the representations set forth in Section 17 of the Limited Partnership Agreement.

General

     You acknowledge that:

          (1) The Units are speculative investments and purchasing them involves a high degree of risk of loss of your entire investment in the Fund.

          (2) You are encouraged to discuss your proposed purchase with your attorney, accountant or a Purchaser Representative (as defined under Regulation D, promulgated under the Securities Act of 1933, as amended), are aware of and can afford the risks of an investment in the Fund, and are satisfied that you have had an adequate opportunity to ask questions concerning the Fund, the Units and the transactions described in the Prospectus.

          (3) No federal or state agency has passed upon the adequacy of the information set forth in the Prospectus or made any finding or determination as to the fairness of the investment, or any recommendation or endorsement of the Units as an investment.

          (4) You are not dependent upon a current cash return with respect to your investment in the Units. You understand that distributions are not required to be made, and that redemptions probably will be your sole method to withdraw profits and capital from the Fund.

          (5) The Fund is not a "tax shelter," and any information to be furnished to you concerning the federal income tax consequences arising from your investment in the Fund is necessarily general in nature, and the specific tax consequences to you as a result of your investment in the Fund depends on your individual circumstances.

          (6) Trading in commodity futures contracts involves investing capital in assets that can fluctuate rapidly and substantially in value, often resulting in quick and substantial gains and losses.

          (7) Management fees to the General Partner, brokerage commissions and certain other expenses must be paid regardless of whether the Fund realizes profits.

     You understand and agree that this subscription may be accepted or rejected by the General Partner, in whole or in part, in its sole and absolute discretion. You hereby acknowledge and agree that this Subscription Agreement shall survive: (i) changes in the transactions, documents and instruments described in the Prospectus which are not material; (ii) your death or disability; and (iii) the acceptance of this subscription by the General Partner.

     By executing this Subscription Agreement below, you: (i) acknowledge the accuracy of all statements herein and (ii) appoint the General Partner to act as your true and lawful attorney and agent to execute the Limited Partnership Agreement and to file any documents or take any action required for the Fund to carry out its business activities. In addition, by executing this Subscription Agreement you waive on behalf of yourself and your estate the furnishing of any inventory, accounting or appraisal of the assets of the Fund; provided that such waiver does not extend to any rights granted a Limited Partner under the Limited Partnership Agreement.

     The foregoing information which has provided to the General Partner is true and accurate as of the date hereof and shall be true and accurate as of the date of your admission to the Fund as a limited partner. If in any respect such representations, warranties or information shall not be true and accurate at any time prior to your admission as a limited partner, you will give written notice of such fact to the General Partner, specifying which representation, warranty or information is not true and accurate and the reason therefor.

Tax Matters

     By executing this Subscription Agreement, you certify, under penalty of perjury:

     (1) That the Social Security Number or Taxpayer Identification Number provided below is correct.

     (2) That the IRS has never notified you that you are subject to 20% backup withholding, or has notified you that you are no longer subject to such backup withholding. (Note: If this part (2) is not true in your case, please strike out this part before signing).

     (3) You are a U.S. citizen or resident, or a domestic corporation, partnership, limited liability company or trust, as defined in the Internal Revenue Code of 1986, as amended.

     (4) You acknowledge and agree that this information may be disclosed to the Internal Revenue Service by the Fund and that any false statement contained in this Section is punishable by fine, imprisonment or both. You will notify the Fund within sixty (60) days of the date upon which any of the information contained herein becomes false or otherwise changes in a material manner, or you become a foreign person. You agree to update this information whenever requested by the Fund. Under penalties of perjury, you declare that you have examined the information contained herein and to the best of the undersigned's knowledge and belief, correct and complete, and that you have the authority to execute this Subscription Agreement.

          This Subscription Agreement and the representations and warranties contained herein shall be binding upon your heirs, executors, administrators and other successors. If there is more than one signatory hereto, your obligations, representations, warranties and agreements are made jointly and severally.

Benefit Plan Investors

     (1) The undersigned has checked the box on page B-7 if the Purchaser is a "benefit plan investor." The term "benefit plan investor" refers to
          (i) any "employee benefit plan" as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), regardless of whether it is subject to ERISA, (ii) any "plan" as defined in section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), and (iii) any entity deemed for any purpose of ERISA or Section 4975 of the Code to hold assets of any such employee benefit plan or plan.

     (2) If the undersigned is not a benefit plan investor, on the date this Subscription Agreement and Power of Attorney is signed, the undersigned agrees to notify the General Partner immediately if the undersigned becomes a benefit plan investor.

     (3) If the undersigned is acting on behalf of an "employee benefit plan," as defined in and subject to ERISA, or any "plan," as defined in
          Section 4975 of the Code (a "Plan"), the individual signing this Subscription Agreement and Power of Attorney on behalf of the undersigned, in addition to the representations and warranties set forth above, hereby further represents and warrants as, or on behalf of, the fiduciary of the Plan responsible for purchasing Units (the "Plan Fiduciary") that: (a) the Plan Fiduciary has considered an investment in the Fund for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Fund is consistent with the Plan Fiduciary's responsibilities under ERISA; (c) the Plan's investment in the Fund does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan's investment in the Fund has been duly authorized and approved by all necessary parties; (e) none of the General Partner, the Fund's advisors, the Fund's cash manager, the Fund's futures broker, any selling agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in the Fund, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) is independent of the General Partner, the Fund's advisors, the Fund's cash manager, the Fund's futures broker, any selling agent, each of their respective affiliates, and (iii) is qualified to make such investment decision. The undersigned will, at the request of the General Partner, furnish the General Partner with such information as the General Partner may reasonably require to establish that the purchase of the Units by the Plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons" as defined therein.

Investor Suitability Requirements

     You understand that the purchase of Units may be made only by persons who, at a minimum, have (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $45,000 and a net worth (similarly calculated) of at least $45,000. Residents of the following states must meet the specific requirements set forth below (net worth is, in all cases, to be calculated exclusive of home, furnishings and automobiles).

     1. Arizona -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

     2. California -- Liquid net worth of at least $100,000 and an annual taxable income of at least $50,000.

     3. Iowa -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000. Minimum purchase for individual retirement accounts and employee benefit plans in Iowa is $2,500.

     4. Maine -- Net worth of at least $200,000 or a net worth of at least $50,000 and an annual income of at least $50,000. All Maine residents, including existing Limited Partners in the Fund subscribing for additional Units, must execute a Subscription Agreement and Power of Attorney Signature Page. Maine residents must sign a Subscription Agreement and Power of Attorney Signature Page specifically prepared for Maine residents, a copy of which shall accompany this Prospectus and be delivered to all Maine residents.

     5. Massachusetts -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

     6. Michigan -- Net worth of at least $225,000 or a net worth of at least $60,000 and taxable income during the preceding year of at least $60,000.

     7. Minnesota -- Except as provided in the immediately following sentence, each Minnesota purchaser must be an "accredited investor" as defined in Regulation D under the Securities Act of 1933 and must, either alone or together with a purchaser representative, have sufficient financial knowledge and experience to be capable of evaluating the risks and merits of an investment in the Units. The Fund may effect no more than 35 sales of Units to non-accredited investors in Minnesota in any consecutive 12-month period. Each non-accredited investor must have a net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000. Minnesota residents must sign a Subscription Agreement and Power of Attorney Signature Page specifically prepared for Minnesota residents, a copy of which shall accompany this Prospectus and delivered to all Minnesota residents.

     8. Mississippi -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

     9. Missouri -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

     10. New Hampshire -- Net worth of at least $250,000 or a net worth of at least $125,000 and an annual taxable income of at least $50,000.

     11. North Carolina -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

     12. Oklahoma -- Net worth of at least $225,000 or a net worth of $60,000 and an annual income of at least $60,000.

     13. Oregon -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

     14. Pennsylvania -- Net worth of at least $175,000 or a net worth of at least $100,000 and an annual income of at least $50,000. No individual Pennsylvania purchaser may invest more than 10% of his or her net worth (exclusive of home, furnishings and automobiles) in the Fund.

     15. South Carolina -- Net worth of at least $100,000 or a net income in the preceding year some portion of which was subject to maximum federal and state income tax.

     16. South Dakota -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

     17. Tennessee -- Net worth of at least $250,000 or a net worth of at least $65,000 and annual taxable income of at least $65,000.

     18. Texas -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

                           -------------------------

     In the case of IRA and SEP plans, the foregoing suitability standards are applicable to the owner of the plan for whose account the Units are being acquired.

     The foregoing suitability standards are regulatory minimums only.

        Mail Subscription Agreement and Power of Attorney and Check to:

                       ProFutures Bull & Bear Fund, L.P.
                       ProFutures Financial Group, Inc.
                        11612 Bee Cave Road, Suite 100
                              Austin, Texas 78733
                                1-800-348-3601

Signature Page

PART 1 - SUBSCRIBER


Is this an addition to an existing Fund account?          [_] Yes         [_] No

     If so, enter LP#
                      ----------------------------------------------------------

The undersigned is the following kind of entity (please check):

[_]  Individual Ownership
[_]  Joint Tenants w/Rights of Survivorship (JTWROS)*
[_]  Joint Tenants in common (TENCOM)*
[_]  Partnership*
[_]  Corporation*
[_]  Non-Profit Organization*
[_]  Trust*
[_]  UGMA (Gift to Minor)
[_]  Pension Plan*
[_]  Other (Specify)
                  ------------------------

*NOTE: Please refer to instructions on page B-1 of this Subscription Agreement.

[_]  Benefit Plan Investor? (see page B-4)
[_]  Employee of NASD member firm? Firm Name and Address
                                                       -------------------------


-----------------------------------------------    -----------------------------
Print Purchaser's Full Name or Name of Trust or    Social Security or
 Custodian Account                                  Taxpayer ID #


-----------------------------------------------    -----------------------------
Print Name of Co-Purchaser or Authorized Person,      Date of Birth of Purchaser
 if an Institutional Trust


                                                   (   )
-----------------------------------------------    -----------------------------
Street Address of Purchaser                           Business Phone (Day)


                                                   (   )
-----------------------------------------------    -----------------------------
City, State and Zip Code                              Home Phone


PART 2 - SUBSCRIPTION

                                                Make your check payable only to:
Subscription Amount $                          PROFUTURES BULL & BEAR FUND, L.P.
                     -----------


PART 3 - SIGNATURE


Date:
      ----------------

Signature of Purchaser or Authorized Person        Signature of Co-Purchaser


-----------------------------------------------    -----------------------------


TO BE COMPLETED BY REGISTERED REPRESENTATIVE                       LP #
                                                                       ---------

     The undersigned certifies that he has informed the Purchaser of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus.

     The undersigned has reasonable grounds to believe on the basis of information obtained from the Purchaser concerning his investment objectives, other investments, financial situation and needs, and any other information known by the undersigned, that: (i) the Purchaser is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus; (ii) the Purchaser has a fair market net worth sufficient to sustain the risks inherent in the Fund, including losses of investment and lack of liquidity; and (iii) the Fund is otherwise a suitable investment for the Purchaser.


                                               Accepted _____________ by:
ProFutures Financial Group, Inc.               ProFutures Inc.
Austin, Texas CRD #24328                       General Partner of
Gary D. Halbert, Registered Representative     ProFutures Bull & Bear Fund, L.P.


------------------------------------------     ---------------------------------
Gary D. Halbert, Registered Representative     Gary D. Halbert, President

                                                                       EXHIBIT C


                             REQUEST FOR REDEMPTION


_______________________, 199_



PROFUTURES BULL & BEAR FUND, L.P.
c/o ProFutures, Inc.
11612 Bee Cave Road
Suite 100
Austin, Texas 78733

     The undersigned hereby requests redemption of _____ Units. The undersigned hereby represents and warrants that he is the true and lawful owner of the Unit(s) to which this request relates with full power and authority to request redemption of such Unit(s). Such Unit(s) are not subject to any pledge or otherwise encumbered in any fashion. This redemption shall be governed by the terms of the Fund's Limited Partnership Agreement.

Please forward to the undersigned at the address below.

Name_________________________________________

Address _____________________________________

City, State__________________________________


PARTNER'S SIGNATURE MUST BE IDENTICAL TO NAME IN WHICH UNITS ARE REGISTERED.

By: _________________________________________
           (Signature of Owner)

Name:________________________________________



Partnership, Trust, Plan or Corporation

By:__________________________________________
   (Signature of Authorized Representative)


Name: _______________________________________

Title: ______________________________________

                                    PART II

                    Information Not Required in Prospectus

Item 13.  Other Expenses of Issuance and Distribution.

          An organizational charge of 1% of the subscription amount is paid to the General Partner (or the Selling Agent, its affiliated broker-dealer) by each subscriber. The General Partner will pay for all actual costs of conducting the public offering of Units. To the extent that the aggregate 1% organizational charge collected is less than these actual costs, the General Partner will pay the costs. To the extent that the aggregate 1% organizational charge collected exceeds these actual costs, the excess amount will be paid to the Selling Agent. Such payment could be deemed to be a selling commission. The following is an estimate of such costs:


                                                           Approximate Amount
                                                           ------------------

     Securities and Exchange Commission Registration Fee..........  $ 20,690*
     National Association of Securities Dealers, Inc. Filing Fee..     6,500*
     Printing Expenses............................................    40,000
     Fees of Certified Public Accountants.........................    25,000
     Blue Sky Expenses (Excluding Legal Fees).....................    50,000
     Fees of Counsel..............................................   200,000
     Miscellaneous Offering Costs.................................    20,000
                                                                    --------
       Total......................................................  $362,190
                                                                    ========

     -----------------------
     * Fees marked with an asterisk are exact rather than estimated and approximate.
                             --------------------

Item 14.  Indemnification of Directors and Officers.

          Section 15 of the Limited Partnership Agreement (attached as Exhibit A to the prospectus which forms a part of the Registration Statement) provides for the indemnification of the General Partner and certain of its Affiliates by the Registrant. "Affiliates" shall mean any person performing services on behalf of the Partnership who: (1) directly or indirectly controls, is controlled by, or is under common control with the General Partner; or (2) owns or controls 10% or more of the outstanding voting securities of the General Partner; or (3) is an officer or director of the General Partner; or (4) if the General Partner is an officer, director, partner or trustee, is any entity for which the General Partner acts in any such capacity. Indemnification is to be provided for any loss suffered by the Registrant which arises out of any action or inaction, if the party, in good faith, determined that such course of conduct was in the best interest of the Registrant and such conduct did not constitute negligence or misconduct. The General Partner and its Affiliates will only be entitled to indemnification for losses incurred by such Affiliates in performing the duties of the General Partner and acting wholly within the scope of the authority of the General Partner.

Item 15.  Recent Sales of Unregistered Securities.

          Beginning on September 1, 1997 and until August 31, 1998, the Registrant sold, at month-end closings, Units of Limited Partnership Interest to accredited investors and less than 35 unaccredited investors pursuant to a private offering which was exempt under Section 4(2) of the Securities Act of 1933. Such Units were sold by the General Partner and/or the Selling Agent.

Item 16.  Exhibits and Financial Statement Schedules.

          The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

          (a)  Exhibits.

Exhibit
Number      Description of Document
-------     -----------------------
1.01        Form of Amended and Restated Selling Agreement among the
            Registrant, the General Partner, the Selling Agent and the Advisor.

3.01        Certificate of Limited Partnership of the Registrant

3.02 Form of Second Amended and Restated Limited Partnership Agreement of the Registrant (included as Exhibit A to the Prospectus).

5.01        Opinion of Sidley & Austin relating to the legality of the Units.

8.01 Opinion of Sidley & Austin with respect to federal income tax consequences.

10.01       First Amendment and Restatement of Advisory Contract between the
            Registrant and the Advisor.

10.02       Customer Agreement between the Registrant and the Futures Broker.

10.03       Investment Advisory Agreement between the Registrant and the Cash
            Manager

10.04       Form of Additional Selling Agents Agreement

10.05       Form of Subscription Agreement and Power of Attorney (included as
            Exhibit B to the Prospectus).

23.01       Consent of Sidley & Austin.

23.02       Consent of Arthur F. Bell, Jr. & Associates, L.L.C.

27          Financial Data Schedule

Item 17.

               The undersigned registrant hereby undertakes:

               (a)  Rule 415 Offerings

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b)  Equity Offerings of Nonreporting Registrants

                    Note: The Units are not certificated.

               (c)  Indemnification

               Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to officers, directors or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the General Partner of the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin in the State of Texas on the 9th day of September, 1998.

ProFutures Bull & Bear Fund, L.P.


By:  ProFutures, Inc.



By: /s/ GARY D. HALBERT, JR.
    --------------------------------------
    Gary D. Halbert, Jr.
    President

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person on behalf of ProFutures, Inc., General Partner of the Registrant, in the capacities and on the date indicated.


/s/ GARY D. HALBERT             President and Director       September 9, 1998
----------------------------      (Principal Executive
    Gary D. Halbert                Officer)



/s/ DEBI B. HALBERT             Chief Financial Officer,     September 9, 1998
----------------------------      Treasurer and Director
    Debi B. Halbert               (Principal Financial
                                  and Accounting Officer)

          (Being the principal executive officer, the principal financial and accounting officer and a majority of the directors of ProFutures, Inc.)

PROFUTURES, INC.               General Partner of Registrant


By /s/ GARY D.HALBERT                                        September 9, 1998
   -------------------------
       Gary D. Halbert
       President

                                 EXHIBIT INDEX

Exhibit
Number    Description of Document
------    -----------------------
          The following exhibits are filed herewith.

1.01      Form of Amended and Restated Selling Agreement among the Fund, the
          General Partner, the Selling Agent and the Advisor.

3.01      Certificate of Limited Partnership of the Registrant.

3.02 Form of Second Amended and Restated Limited Partnership Agreement of the Fund (included as Exhibit A to the Prospectus).

5.01      Opinion of Sidley & Austin relating to the legality of the Units.

8.01 Opinion of Sidley & Austin with respect to federal income tax consequences.

10.01 First Amendment and Restatement of Advisory Contract between the Fund and the Advisor.

10.02     Customer Agreement between the Fund and the Futures Broker.

10.03     Investment Advisory Agreement between the Fund and the Cash Manager.

10.04     Form of Additional Selling Agents Agreement.

10.05     Form of Subscription Agreement and Power of Attorney (included as
          Exhibit B to the Prospectus).

23.01     Consent of Sidley & Austin.

23.02     Consent of Arthur F. Bell, Jr. & Associates, L.L.C.

27        Financial Data Schedule